CORPORATE CAPITAL TRUST, INC. 8-K

Exhibit 99.3

The information in this preliminary offer to purchase is not complete and may be changed. This preliminary offer to purchase is for informational purposes only and is not an offer to buy or the solicitation of an offer to sell any securities of the Company.

Subject to Completion, Dated November 3, 2017

Corporate Capital Trust, Inc.

Offer to Purchase for Cash
Up to $185,000,000 in Value of
Shares of its Common Stock
at a Purchase Price Per Share of Common Stock Equal to

$20.01, which price was our Net Asset Value per Share as of September 30, 2017, as adjusted for the Company’s 1-for-2.25 reverse split of the Shares completed on October 31, 2017

THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 5:00 P.M., NEW YORK CITY TIME, ON DECEMBER 12, 2017, UNLESS THE OFFER IS EXTENDED OR WITHDRAWN (SUCH TIME AND DATE, AS THEY MAY BE EXTENDED, THE “EXPIRATION DATE”).

Corporate Capital Trust, Inc., an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company under the Investment Company Act of 1940, as amended (the “Company,” “CCT,” “we” or “us”), is offering to purchase for cash up to $185,000,000 in value of its shares of common stock, par value $0.001 per share (the “Shares”), at a price per Share equal to $20.01 (the “Purchase Price”), which price was our net asset value per Share as of September 30, 2017 (as adjusted for the Company’s 1-for-2.25 reverse split of the Shares completed on October 31, 2017), net to the seller in cash, less any applicable withholding taxes and without interest, on the terms and subject to the conditions described in this Offer to Purchase, dated November 14, 2017 (this “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”).

The Offer will expire at 5:00 p.m., New York City time, on December 12, 2017, unless the Offer is extended or withdrawn. To tender your Shares you must follow the procedures described in the Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer.

Immediately after the listing of the Shares on the New York Stock Exchange (the “NYSE”) on November 14, 2017, there were [•] issued and outstanding Shares.

Because of the proration provisions described in this Offer to Purchase, all of the Shares properly tendered and not properly withdrawn may not be purchased if those Shares have an aggregate purchase price in excess of $185,000,000. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. See Sections 3 and 4.

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder. No fractional Shares will be purchased in the Offer. If any tendered Shares are not purchased for any reason, the Letter of Transmittal with respect to such Shares not purchased will be of no force or effect and Shares tendered through The Depository Trust Company’s (“DTC”) Automated Tender Offer Program (“ATOP”) (pursuant to Section 3) will be credited to the account maintained with DTC by the participant who delivered the Shares at our expense.

We reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the value of Shares sought in the Offer, subject to applicable law. In accordance with the rules promulgated by the Securities and Exchange Commission (the “SEC”), we may increase the number of Shares accepted for payment in the Offer by up to 2% of the outstanding Shares without amending or extending the Offer. See Sections 1, 3 and 4.

On November 14, 2017, the Shares were listed on the NYSE and began trading under the symbol “CCT.” Because November 14, 2017 was the first day on which the Shares were traded on the NYSE, we cannot provide a market price for the Shares. Tendering stockholders whose Shares are accepted for payment will lose the opportunity to trade such Shares and the chance to participate in any future market upside and future growth of the Company. The trading price of our Shares on the NYSE may be higher or lower than the Purchase Price. Stockholders are urged to obtain current market quotations for the Shares before deciding whether to tender their Shares. See Section 7.

Based on the Purchase Price of $20.01, we could purchase approximately 9,250,000 Shares if the Offer is fully subscribed, which would represent approximately [•]% of the issued and outstanding Shares as of immediately after the listing of the Shares on the NYSE on November 14, 2017.

Subject to the applicable rules and regulations promulgated by the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, subject to the restrictions below, (b) to increase or decrease the value of Shares sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date and (d) if any condition specified in Section 6 is not satisfied or waived prior to the Expiration Date, to terminate the Offer and not accept any Shares for payment. Notice of any such extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably designed to inform them of such change in compliance with Rule 13e-4(e)(3) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcement, which will be issued no later than 9:00 a.m., New York City time, on the next business day after the scheduled Expiration Date, in accordance with Rule 14e-1(d) promulgated under the Exchange Act. See Sections 1, 3, 4 and 14.

The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

We expect to use available cash and/or borrowings under the Company’s senior secured revolving credit facility to fund any purchases of Shares in the Offer and to pay all related fees and expenses. See Section 8.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, KKR CREDIT, THE PAYING AGENT, THE DEPOSITARY, THE INFORMATION AGENT (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

IF YOUR TENDERED SHARES ARE ACCEPTED AND YOU ARE A U.S. HOLDER (AS DEFINED IN SECTION 13), THE RECEIPT OF CASH FOR YOUR TENDERED SHARES WILL BE A TAXABLE TRANSACTION FOR U.S. FEDERAL INCOME TAX PURPOSES AND GENERALLY WILL BE TREATED FOR U.S. FEDERAL INCOME TAX PURPOSES EITHER AS A (A) SALE OR EXCHANGE ELIGIBLE FOR CAPITAL GAIN OR LOSS TREATMENT, OR (B) DISTRIBUTION TAXABLE AS ORDINARY INCOME TO THE EXTENT IT IS OUT OF OUR CURRENT OR ACCUMULATED EARNINGS AND PROFITS (AND NOT DESIGNATED BY US AS A CAPITAL GAIN DIVIDEND OR QUALIFIED DIVIDEND INCOME). IF YOU ARE A NON-U.S. HOLDER (AS DEFINED IN SECTION 13), WE WILL WITHHOLD ON THE PAYMENT OF CASH FOR YOUR TENDERED SHARES. SEE SECTION 13. WE URGE YOU TO CONSULT YOUR TAX ADVISORS AS TO THE PARTICULAR TAX CONSEQUENCES TO YOU TENDERING YOUR SHARES.

NONE OF THE SEC, ANY STATE SECURITIES COMMISSION NOR ANY OTHER REGULATORY BODY HAS APPROVED OR DISAPPROVED OF THIS TRANSACTION, PASSED UPON THE MERITS OR FAIRNESS OF THIS TRANSACTION OR PASSED UPON THE ADEQUACY OR ACCURACY OF THE INFORMATION INCLUDED OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND ANY RELATED DOCUMENTS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Questions and requests for assistance by stockholders may be directed to Broadridge, Inc., the information agent for the Offer (the “Information Agent”), at the telephone number and address set forth below. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

You may request additional copies of this Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer from the Information Agent at the telephone number and address set forth below. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company’s expense.

The Information Agent for the Offer is:

Broadridge, Inc.

51 Mercedes Way

Edgewood, NY 11717

Call Toll Free: (855) 793-5068

Offer to Purchase dated November 14, 2017

IMPORTANT

WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY RECOMMENDATION ON OUR BEHALF AS TO WHETHER YOU SHOULD TENDER OR REFRAIN FROM TENDERING YOUR SHARES IN THE OFFER. YOU SHOULD RELY ONLY ON THE INFORMATION IN, OR INCORPORATED BY REFERENCE IN, THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL OR IN THE OTHER DOCUMENTS TO WHICH WE HAVE REFERRED YOU. OUR DELIVERY OF THIS OFFER TO PURCHASE SHALL NOT UNDER ANY CIRCUMSTANCES CREATE ANY IMPLICATION THAT THE INFORMATION IN THIS OFFER TO PURCHASE IS CORRECT AS OF ANY TIME OTHER THAN THE DATE OF THIS OFFER TO PURCHASE OR THAT THERE HAVE BEEN NO CHANGES IN THE INFORMATION IN OR INCORPORATED BY REFERENCE HEREIN OR IN THE AFFAIRS OF CCT OR ANY OF ITS SUBSIDIARIES SINCE THE DATE HEREOF. WE HAVE NOT AUTHORIZED ANYONE TO PROVIDE YOU WITH INFORMATION IN CONNECTION WITH THE OFFER OTHER THAN THE INFORMATION IN THIS OFFER TO PURCHASE OR THE LETTER OF TRANSMITTAL. IF ANYONE MAKES ANY RECOMMENDATION OR GIVES ANY INFORMATION, YOU MUST NOT RELY UPON THAT RECOMMENDATION OR INFORMATION AS HAVING BEEN AUTHORIZED BY US, ANY MEMBER OF OUR BOARD OF DIRECTORS, KKR CREDIT ADVISORS (US) LLC, THE COMPANY’S INVESTMENT ADVISER (“KKR CREDIT”), THE PAYING AGENT, THE DEPOSITARY, THE INFORMATION AGENT OR ANY OF OUR OR THEIR RESPECTIVE AFFILIATES.

THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL CONTAIN IMPORTANT INFORMATION, AND YOU SHOULD CAREFULLY READ BOTH IN THEIR ENTIRETY BEFORE MAKING A DECISION WITH RESPECT TO THE OFFER.

If you want to tender all or any portion of your Shares, you must do one of the following prior to 5:00 p.m. New York City time on December 12, 2017, or any later time and date to which the Offer may be extended:

●

Holders whose Shares are Held by Brokers: if your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your Shares for you according to the procedures described in Section 3 of this Offer to Purchase;

●

Registered Holders: if you hold Shares in book-entry form as a registered holder in your own name, complete and sign the Letter of Transmittal (or an originally signed photocopy of the Letter of Transmittal (facsimile signatures will not be accepted)) according to its instructions and deliver it (by regular mail, overnight courier or hand delivery), together with any required signature guarantees and any other documents required by the Letter of Transmittal, to Broadridge, Inc., the depositary for the Offer (the “Depositary”), at the address shown on the Letter of Transmittal; or

●

DTC Participants: if you are an institution participating in DTC, tender your Shares according to the procedure for book-entry transfer described in Section 3 of this Offer to Purchase.

If a nominee holds your Shares, it is likely that they will have an earlier deadline for you to act to instruct them to accept the Offer on your behalf. We urge you to contact the nominee that holds your Shares to find out its deadline.

We recommend that you consult your broker and your financial advisor to determine the status of your account and the best way to tender your Shares. If you have any questions related to the status of the Shares in your registered account, or need to confirm the number of Shares held in your registered account, please call the Company’s transfer agent, DST Systems, Inc., at 844-857-4557 or contact your financial advisor. If you have any questions related to how that status impacts how you may tender your Shares, please contact the Information Agent, Broadridge, Inc., at (855) 793-5068.

Notwithstanding anything contained in this Offer to Purchase, the Letter of Transmittal or any other ancillary documents relating to the Offer, brokers, dealers, commercial banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Letter of Transmittal to the Depositary or DTC in connection with any tender submitted through DTC’s ATOP system. DTC participants should submit any documentation required for processing through the ATOP system. Similarly, notwithstanding anything contained in this Offer to Purchase, the Letter of Transmittal or any other ancillary documents relating to the Offer, brokers, dealers, commercial banks, trust companies and other nominees and DTC participants are not required to, and should not, submit a written notice of withdrawal in connection with the withdrawal of any tender submitted through DTC’s ATOP system. DTC participants should submit any documentation required for processing through the ATOP system. All tenders and withdrawals through DTC’s ATOP system must be completed in accordance with the terms and conditions of the ATOP system.

If you want to tender your Shares but you cannot comply with the procedure for book-entry transfer by the Expiration Date or your other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3 of this Offer to Purchase.

Stockholders properly tendering can reasonably expect to have at least a portion of such Shares purchased if any Shares are purchased pursuant to the Offer (subject to the provisions relating to proration).

We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

- i -

SUMMARY TERM SHEET

We are providing this summary term sheet for your convenience. This summary term sheet highlights certain material information in this Offer to Purchase (as defined below), but you should realize that it does not describe all of the details of the Offer (as defined below) to the same extent described elsewhere in this Offer to Purchase. To understand the Offer fully and for a more complete description of the terms and conditions of the Offer, you should read carefully this entire Offer to Purchase, the Letter of Transmittal (as defined below) and the other documents related to the Offer. We have included in this summary term sheet references to the sections of this Offer to Purchase where you will find a more complete description of the topics in this summary term sheet.

Who is offering to purchase my Shares?

Corporate Capital Trust, Inc., which we refer to as the “Company,” “CCT,” “we” or “us.”

What will be the purchase price for the Shares and what will be the form of payment?

We are offering to purchase for cash up to $185,000,000 in value of our shares of common stock, par value $0.001 per share (the “Shares”), pursuant to tenders at a price per Share equal to $20.01 (the “Purchase Price”), which price was our net asset value per Share as of September 30, 2017 (as adjusted for the Company’s 1-for-2.25 reverse split of the Shares completed on October 31, 2017), net to the seller in cash, less any applicable withholding taxes and without interest, upon the terms and subject to the conditions described in this Offer to Purchase, dated November 14, 2017 (this “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which together, as they may be amended or supplemented from time to time, constitute the “Offer”).

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder. No fractional Shares will be purchased in the Offer.

How many Shares is CCT offering to purchase?

We are offering to purchase, at the Purchase Price, Shares properly tendered in the Offer and not properly withdrawn up to a maximum aggregate purchase price of $185,000,000. Based on the Purchase Price of $20.01, we could purchase approximately 9,250,000 Shares if the Offer is fully subscribed, which would represent approximately [•]% of the issued and outstanding Shares as of immediately after the listing of the Shares on the New York Stock Exchange (the “NYSE”) on November 14, 2017.

We expressly reserve the right to purchase additional Shares in the Offer, subject to applicable law. In accordance with the rules promulgated by the Securities and Exchange Commission (the “SEC”), we may increase the number of Shares accepted for payment in the Offer by up to 2% of the outstanding Shares without amending or extending the Offer. See Section 1.

The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

How was the Purchase Price under the Offer determined?

We determined the Purchase Price under the Offer based on consultations among our management, our professional advisors and our Board of Directors. Based on such consultations, we concluded that $20.01, which price was our net asset value per Share as of September 30, 2017 (as adjusted for the Company’s 1-for-2.25 reverse split of the Shares completed on October 31, 2017), is representative of the per share value of the Shares and within the range at which (a) our stockholders might sell their Shares to us and (b) we can prudently affect repurchases for the benefit of the Company. The actual value and trading price of our Shares following the listing of our Shares on the NYSE may be lower or higher than the Purchase Price.

Stockholders are urged to obtain current market quotations for the Shares before deciding whether to tender their Shares. See Section 7.

How will CCT pay for the Shares?

We will pay for your properly tendered and not properly withdrawn Shares by depositing the Purchase Price in cash, less any applicable withholding taxes and without interest, with Broadridge, Inc., the paying agent for the Offer (the “Paying Agent”), which will act as your agent for the purpose of receiving payments from us and transmitting such payments to you. In all cases, payment for properly tendered Shares will be made only after timely (a) receipt by Broadridge, Inc., the depositary for the Offer (the “Depositary”), of a properly completed and duly executed Letter of Transmittal, and any required signature guarantees and other documents required by the Letter of Transmittal, or (b) if you are tendering Shares through the Automated Tender Offer Program (“ATOP”) of The Depository Trust Company (“DTC”), confirmation of book-entry transfer of the Shares into the Paying Agent’s account at DTC. See Sections 3 and 5.

We reserve the right, in our sole discretion, to change the Purchase Price and to increase or decrease the value of Shares sought in the Offer, subject to applicable law. See Sections 1, 3 and 4.

We expect to fund any purchases of Shares pursuant to the Offer, including related fees and expenses, from available cash and/or borrowings under our senior secured revolving credit facility. The Offer is not conditioned upon the receipt of financing. See Section 8.

How long do I have to tender my Shares?

You may tender your Shares until the Offer expires at 5:00 p.m., New York City time, on December 12, 2017, unless the Offer is extended or withdrawn (such time and date, as they may be extended, the “Expiration Date”). If a broker, dealer, commercial bank, trust company or other nominee holds your Shares, it is likely that they will have an earlier deadline for you to act to instruct them to accept the Offer on your behalf. We urge you to immediately contact your broker, dealer, commercial bank, trust company or other nominee to find out their deadline. See Sections 1 and 3.

Can the Offer be extended, amended or terminated and, if so, under what circumstances?

We can extend the Offer, in our sole discretion, at any time, subject to applicable laws. We may, however, decide not to extend the Offer. If we were to extend the Offer, we cannot indicate, at this time, the length of any extension that we may provide. If we extend the Offer, we will delay the acceptance of any Shares that have been tendered. We can also amend or terminate the Offer under certain circumstances. See Sections 6 and 14.

How will I be notified if the Offer is extended, amended or terminated?

If the Offer is extended, we will issue a press release announcing the extension and the new expiration date no later than 9:00 a.m., New York City time, on the first business day after the previously scheduled expiration date. We will announce any other amendment to or termination of the Offer by promptly issuing a press release announcing the amendment or termination. See Section 14.

What is the purpose of the Offer?

In considering the Offer, our Board of Directors reviewed, with the assistance of management and professional advisors, the Company’s results of operations, financial position and capital requirements, general business conditions, legal, regulatory, rating agency and contractual constraints and restrictions and other factors our Board of Directors deemed relevant. Following such review, our Board of Directors determined that the Offer is a prudent use of the Company’s financial resources.

The Company believes that Offer represents an efficient way to return capital to stockholders who wish to receive cash for all or a portion of their Shares. The Offer provides stockholders with an opportunity to obtain liquidity with respect to all or a portion of their Shares. The Offer also provides stockholders with an efficient way to sell their Shares without incurring most broker’s fees or commissions associated with open market sales. In addition, stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their Shares in the Offer. If the Company completes the Offer, stockholders who retain all or a portion of their Shares will have a greater percentage ownership in CCT and the potential to share in its future earnings and assets, while also bearing the attendant risks associated with owning Shares. See Section 2.

After completing the Offer, we may consider from time to time, subject to approval by our Board of Directors, various forms of stock repurchases after taking into account the results of the Offer, our results of operations, financial position and capital requirements, general business conditions, legal, regulatory, rating agency and contractual constraints and restrictions and other factors our Board of Directors deems relevant. These purchases may be made from time to time on the open market, through privately negotiated transactions or other self-tender offers, and may be on the same terms or on terms and prices that are more or less favorable to stockholders than the terms of the Offer. See Section 2.

How does the listing of the Shares on the NYSE affect the Shares?

Because the Shares are now listed on the NYSE, stockholders who choose not to tender their Shares will generally be able to freely liquidate their investment in the Company; however, their Shares will be subject to market volatilities. Tendering stockholders whose Shares are accepted for payment will lose the opportunity to trade such Shares and the chance to participate in any future market upside and future growth of the Company. The Offer will reduce our “public float” (the number of Shares owned by non-affiliated stockholders and available for trading in the securities markets), and may reduce the number of our stockholders. See Sections 2 and 7.

What are the conditions to the Offer?

Our obligation to accept for payment and pay for Shares tendered in the Offer depends upon a number of conditions that must be satisfied or waived (to the extent permitted by law) on or prior to the Expiration Date, including that:

●

no action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel shall have been instituted or shall be pending, nor shall we have received notice of any such action, that directly or indirectly (1) challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by us of some or all of the Shares pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer, (2) seeks to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or may result in a delay in our ability to accept for payment or pay for some or all of the Shares, (3) otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, financial condition, operations, results of operations or prospects of us or any of our subsidiaries or affiliates, or (4) otherwise, in our reasonable judgment, could reasonably be expected to adversely affect us or any of our subsidiaries or affiliates or the value of our Shares;

●

our acceptance for payment, purchase or payment for any Shares tendered in the Offer shall not violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

●

no action shall have been taken nor any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which (1) indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of Shares thereunder and which has not been obtained or taken, as applicable, (2) is reasonably likely to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer, (3) materially impairs, in our reasonable judgment, the contemplated benefits to us of the Offer, (4) seeks to impose limitations on our or our affiliates’ ability to acquire or hold or to exercise full rights of ownership, including, but not limited to, the right to vote their Shares on all matters validly presented to our stockholders, or (5) otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of us or any of our subsidiaries or affiliates;

●

no general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over-the-counter market, declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by banks or other lending institutions in the United States (or if existing at the time of commencement of the Offer, a material worsening thereof) shall have occurred;

●

no commencement or escalation, on or after November 14, 2017, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism directly or indirectly involving the United States or any other jurisdiction in which CCT or any of its subsidiaries maintains an office or conducts business (or if existing at the time of commencement of the Offer, a material worsening thereof) shall have occurred;

●

no change, condition, event or development or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of CCT and its subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us (or if existing at the time of commencement of the Offer, a material worsening thereof), shall have occurred;

●

no change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of CCT or any of its subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on CCT and its subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us (or if existing at the time of commencement of the Offer, a material worsening thereof), shall have occurred;

●

no decrease or increase of more than 10% in the market price for the Shares or in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index, the Standard and Poor’s 500 Composite Index or the Wells Fargo Business Development Company Index measured from the close of trading on November 14, 2017 shall have occurred;

●

no tender or exchange offer for any or all of the outstanding Shares, or any merger, acquisition, business combination or other similar transaction with or involving CCT or any of its subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed, nor shall we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction, in each case, other than the Offer or otherwise described herein;

●

we shall not have become aware that any entity, “group” (as that term is used in Section 13(d)(3) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) or person (1) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the SEC on or before November 14, 2017), (2) who has filed a Schedule 13D or Schedule 13G with the SEC on or before November 14, 2017, has acquired or proposes to acquire, whether through the acquisition of Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding Shares or (3) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our or any of our subsidiaries’ assets or securities;

●

no approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment;

●

we shall not have determined that the consummation of the Offer and the purchase of the Shares pursuant to the Offer is likely, in our reasonable judgment, to cause the Shares to be (1) held of record by less than 300 persons, (2) delisted from the NYSE or (3) eligible for deregistration under the Exchange Act; or

●

we shall not determine, in our reasonable judgment, that the consummation of the Offer or the purchase of Shares from any stockholder could jeopardize our qualification and taxation as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended, for U.S. federal income tax purposes.

The Offer is subject to these conditions, all of which are also described in Section 6. Each of these conditions is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date. The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered.

How do I tender my Shares?

If you want to tender all or any portion of your Shares, you must do one of the following prior to the Expiration Date:

●

Holders whose Shares are Held by Brokers: if your Shares are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, contact the nominee and have the nominee tender your Shares for you;

●

Registered Holders: if you hold Shares in book-entry form as a registered holder in your own name, complete and sign the Letter of Transmittal according to its instructions and deliver it, together with any required signature guarantees and any other documents required by the Letter of Transmittal, to the Depositary at the address shown on the Letter of Transmittal; or

●

DTC Participants: if you are an institution participating in DTC, tender your Shares according to the procedure for book-entry transfer described in Section 3 of this Offer to Purchase.

If a nominee holds your Shares, it is likely that they will have an earlier deadline for you to act to instruct them to accept the Offer on your behalf. We urge you to contact the nominee that holds your Shares to find out their deadline.

We recommend that you consult your broker and your financial advisor to determine the status of your account and the best way to tender your Shares. If you have any questions related to the status of the Shares in your registered account, or need to confirm the number of Shares held in your registered account, please call the Company’s transfer agent, DST Systems, Inc., at 844-857-4557 or contact your financial advisor. If you have any questions related to how that status impacts how you may tender your Shares, please contact the Information Agent, Broadridge, Inc. (the “Information Agent”), at (855) 793-5068 (toll-free).

Brokers, dealers, commercial banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Letter of Transmittal to the Depositary or DTC in connection with any tender submitted through ATOP. DTC participants should submit any documentation required for processing through the ATOP system.

If you want to tender your Shares but you cannot comply with the procedure for book-entry transfer by the Expiration Date or your other required documents cannot be delivered to the Depositary prior to the Expiration Date, you may still tender your Shares if you comply with the guaranteed delivery procedure described in Section 3.

You may contact the Information Agent or your broker for assistance. The contact information for the Information Agent is set forth on the back cover page of this Offer to Purchase. See Section 3 and the instructions to the Letter of Transmittal.

The method of delivery of all documents, including the Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Depositary (including by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

IF YOU ARE A REGISTERED HOLDER AND WANT TO TENDER ALL OR A PORTION OF YOUR SHARES, YOU MUST DELIVER THE LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY. ANY DOCUMENTS DELIVERED TO US, THE INFORMATION AGENT, THE TRANSFER AGENT, DTC OR ANY OTHER PERSON WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

Has the Board of Directors or CCT adopted a position on the Offer?

Our Board of Directors has authorized the Offer. However, none of the Company, any member of our Board of Directors, KKR Credit Advisors (US) LLC, the Company’s investment adviser (“KKR Credit”), the Information Agent, the Depositary, the Paying Agent or any of their respective affiliates has made, or is making, any recommendation to you as to whether you should tender or refrain from tendering your Shares. You must make your own decision as to whether to tender your Shares and how many Shares to tender. In doing so, you should read carefully the information in or incorporated by reference in this Offer to Purchase and the Letter of Transmittal, including the purposes and effects of the Offer. You are urged to discuss your decision with your tax advisor, financial advisor and/or broker. See Section 2.

What happens if the number of Shares tendered in the Offer would result in an aggregate purchase price of more than $185,000,000?

If the number of Shares properly tendered and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $185,000,000, we will purchase Shares from all stockholders who properly tender Shares, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Shares, until we have purchased Shares resulting in an aggregate purchase price of up to $185,000,000. See Sections 1, 3, 4 and 5.

Because of the proration provisions described above, it is possible that we will not purchase all of the Shares that you tender.

Once I have tendered Shares in the Offer, can I withdraw my tender?

Yes. You may withdraw your tendered Shares at any time prior to the Expiration Date, or such later time and date to which we may extend the Offer. In addition, unless we have already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time at or after 12:01 a.m., New York City time, on January 11, 2018. See Section 4.

How do I withdraw Shares previously tendered?

To properly withdraw your previously tendered Shares, you must deliver (by regular mail, overnight courier or hand delivery), prior to the Expiration Date, a properly completed and duly executed Notice of Withdrawal (“Notice of Withdrawal”) (attached as Exhibit (a)(1)(F) to the Tender Offer Statement on Schedule TO (the “Schedule TO”) for individual investors (other than custodians and DTC participants), and Exhibit (a)(1)(G) to the Schedule TO for custodians and DTC participants). Custodians and DTC participants who tendered Shares through DTC must comply with DTC’s procedures for withdrawal of tenders. Brokers, dealers, banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Notice of Withdrawal in connection with the withdrawal of any tender submitted through DTC’s ATOP system, but need to submit any documentation required for processing through the ATOP system. If you have tendered your Shares by giving instructions to a broker, dealer, commercial bank, trust company or other nominee, you must instruct that person to arrange for the timely withdrawal of your Shares. To obtain a Notice of Withdrawal, please contact the Information Agent, Broadridge, Inc., at (855) 793-5068. See Section 4.

What will happen if I do not tender my Shares?

Stockholders who do not participate in the Offer will retain their Shares and, if the Company completes the Offer, their relative ownership interest in the Company will automatically increase. See Section 2.

When and how will CCT pay for my tendered Shares that are accepted for payment pursuant to the Offer?

We will announce the preliminary results of the Offer, including preliminary information about any expected proration, and pay the Purchase Price in cash, less any applicable withholding taxes and without interest, for the Shares we accepted for payment promptly after the Expiration Date. In the event of proration, the Paying Agent will determine the proration factor and pay for those tendered Shares accepted for payment promptly after the Expiration Date. We will pay for the Shares accepted for payment by depositing the aggregate purchase price in cash with the Paying Agent promptly after the Expiration Date. The Paying Agent will act as your agent and will transmit to you the payment for all of your Shares accepted for payment pursuant to the Offer. See Section 5.

What is the market price for the Shares?

On November 14, 2017, the Shares were listed on the NYSE and began trading under the symbol “CCT.” Because November 14, 2017 was the first day on which the Shares were traded on the NYSE, we cannot provide a market price for the Shares. Tendering stockholders whose Shares are accepted for payment will lose the opportunity to trade such Shares and the chance to participate in any future market upside and future growth of the Company. The trading price of our Shares on the NYSE may be higher or lower than the Purchase Price. Stockholders are urged to obtain current market quotations for the Shares before deciding whether to tender their Shares. See Section 7.

We can give no assurance as to the price at which stockholders may be able to sell Shares in the future. On the other hand, Shares properly tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Company as evidenced by any Share price appreciation (or depreciation) and any payment of distributions on the Shares.

Will I have to pay brokerage fees and commissions if I tender my Shares?

If you are a holder of record of your Shares and you tender your Shares directly to the Depositary, you will not incur any brokerage fees or commissions. If you hold your Shares through a broker, dealer, commercial bank, trust company or other nominee and that person tenders Shares on your behalf, that person may charge you a fee for doing so. We urge you to consult your broker, dealer, commercial bank, trust company or other nominee to determine whether any such charges will apply. See Section 3.

What is the accounting treatment of the Offer?

The purchase of Shares pursuant to the Offer will result in a reduction of our stockholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding increase in liabilities and/or reduction in total cash and cash equivalents depending on the source of funding. See Section 15.

Are there any governmental or regulatory approvals, consents or filings to be made or obtained in connection with the Offer?

We are not aware of any approval or other action by any governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Shares are subject to the satisfaction of certain conditions. See Sections 6 and 12.

What are the material U.S. federal income tax consequences if I tender my Shares?

Generally, if you are a U.S. Holder (as defined in Section 13), the receipt of cash from us in exchange for the Shares you tender in the Offer will be a taxable event for U.S. federal income tax purposes. The receipt of cash for your tendered Shares will generally be treated for U.S. federal income tax purposes either as (1) proceeds from a sale or exchange generally eligible for capital gain or loss treatment or (2) a distribution in respect of stock from the Company. If you are a U.S. Holder, you should complete the IRS (“Internal Revenue Service”) Form W-9 included as part of the Letter of Transmittal. Any tendering stockholder or other payee who is a U.S. Holder and who fails to timely complete, sign and return to the Depositary the IRS Form W-9 included in the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to U.S. backup withholding tax. See Section 3. Non-U.S. Holders (as defined in Section 13) are urged to consult their tax advisors regarding the applicability of U.S. federal income tax withholding, including eligibility for a withholding tax reduction or exemption and the refund procedure, upon the cash received in exchange for Shares. All stockholders should review the discussion in Sections 3 and 13 regarding material U.S. federal income tax consequences and consult their tax advisor regarding the tax consequences of the Offer.

Will I have to pay a stock transfer tax if I tender my Shares?

If you instruct the Depositary in the Letter of Transmittal to make the payment for the tendered Shares to the registered holder, you will not incur any stock transfer tax for any Shares that are accepted in the Offer. See Section 5.

Following the Offer, will the Company continue as a listed, public company?

Yes. The Offer is conditioned upon, among other things, our having determined in our reasonable judgment that the consummation of the Offer will not cause the Shares to be delisted from the NYSE or to be eligible for deregistration under the Exchange Act. See Sections 2, 6 and 11.

Whom do I contact if I have questions about the Offer?

Questions and requests for assistance by stockholders may be directed to the Information Agent at the telephone number and address set forth on the back cover page of this Offer to Purchase. You may request additional copies of this Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer from the Information Agent at the telephone number and address set forth on the back cover page of this Offer to Purchase. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company’s expense. Stockholders may also contact their broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

FORWARD-LOOKING STATEMENTS

Cautionary Note Regarding Forward-Looking Statements

This Offer to Purchase may include forward-looking statements. Words like “anticipate,” “believe,” “expect” and “intend” indicate a forward-looking statement, although not all forward-looking statements include these words. Although we believe that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, our actual results could differ materially from those set forth in the forward-looking statements. These beliefs, expectations and assumptions are subject to risks and uncertainties and can change as a result of many possible events or factors, not all of which are known to us. If a change occurs, our business, financial condition, liquidity and results of operations may vary materially from those expressed in our forward-looking statements. You should carefully consider these risks before you make an investment decision with respect to our Shares, along with the following factors that could cause actual results to vary from our forward-looking statements:

●

changes in the economy;

●

risks associated with possible disruption in our operations or the economy generally due to terrorism or natural disasters;

●

future changes in laws or regulations and conditions in our industry;

●

the ability to complete the Offer; and

●

the price at which our Shares may trade on the NYSE, which may be higher or lower than the Purchase Price.

Except as required by the federal securities laws, we undertake no obligation to revise or update any forward-looking statements, whether as a result of new information, future events or otherwise. You are advised to consult any additional disclosures that we may make directly to you or through reports that we may file in the future with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K. The forward-looking statements and projections contained in this Offer to Purchase are excluded from the safe harbor protection provided by Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Exchange Act.

INTRODUCTION

To the Stockholders of Corporate Capital Trust, Inc.:

Corporate Capital Trust, Inc. (the “Company,” “CCT,” “we” or “us”) invites its stockholders to tender their shares of its common stock, par value $0.001 per share (the “Shares”), for purchase by the Company. Upon the terms and subject to the conditions of this Offer to Purchase, dated November 14, 2017 (this “Offer to Purchase”), and the related Letter of Transmittal (the “Letter of Transmittal,” which, together with the Offer to Purchase, as each may be amended or supplemented from time to time, constitute the “Offer”), we are offering to purchase up to $185,000,000 in value of Shares pursuant to tenders at a price per Share equal to $20.01 (the “Purchase Price”), which price was our net asset value per Share as of September 30, 2017 (as adjusted for the Company’s 1-for-2.25 reverse split of the Shares completed on October 31, 2017), net to the seller in cash, less any applicable withholding taxes and without interest.

The Offer will expire on December 12, 2017, at 5:00 p.m., New York City time, unless the Offer is extended or withdrawn (such date and time, as they may be extended, the “Expiration Date”). To tender your Shares you must follow the procedures described in this Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer.

Only Shares properly tendered, and not properly withdrawn, will be eligible to be purchased. Shares tendered but not purchased pursuant to the Offer will be returned promptly following the Expiration Date. No fractional shares will be purchased in the Offer. See Sections 3 and 4.

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares tendered by any tendering stockholder.

Subject to the applicable rules and regulations promulgated by the Securities and Exchange Commission (the “SEC”), we expressly reserve the right, in our sole discretion, at any time and from time to time, (a) to extend the period of time during which the Offer is open and thereby delay acceptance for payment of, and the payment for, any Shares, subject to the restrictions below, (b) to increase or decrease the value of Shares sought in the Offer, (c) to amend the Offer in any respect prior to the Expiration Date and (d) if any condition specified in Section 6 is not satisfied or waived prior to the Expiration Date, to terminate the Offer and not accept any Shares for payment. Notice of any such extension, amendment or termination will be distributed promptly to stockholders in a manner reasonably designed to inform them of such change in compliance with Rule 13e-4(e) promulgated under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). In the case of an extension of the Offer, such extension will be followed by a press release or other public announcements which will be issued no later than 9:00 a.m., New York City time, on the next business day after the scheduled Expiration Date, in accordance with Rule 14e-1(d) promulgated under the Exchange Act. See Sections 1, 3, 4 and 14.

THE OFFER IS NOT CONDITIONED UPON THE RECEIPT OF FINANCING OR ANY MINIMUM NUMBER OF SHARES BEING TENDERED. THE OFFER IS, HOWEVER, SUBJECT TO A NUMBER OF OTHER TERMS AND CONDITIONS. SEE SECTION 6.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, KKR CREDIT, THE PAYING AGENT, THE DEPOSITARY, THE INFORMATION AGENT (EACH AS DEFINED HEREIN) OR ANY OF THEIR RESPECTIVE AFFILIATES HAS MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. SEE SECTION 2. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $185,000,000, we will purchase Shares from all stockholders who properly tender Shares, on a pro rata basis, with appropriate adjustments to avoid the purchase of fractional Shares, until we have purchased Shares resulting in an aggregate purchase price of up to $185,000,000. See Sections 1, 3, 4 and 5. Because of the proration provisions described above, we may not purchase all of the Shares that you tender. See Section 1.

The Purchase Price will be paid in cash, less any applicable withholding taxes and without interest, to tendering stockholders for all Shares purchased. Tendering stockholders who hold Shares registered in their own name and who tender their Shares directly to Broadridge, Inc., the depositary for the Offer (the “Depositary”), will not be obligated to pay brokerage commissions, solicitation fees or, except as set forth in Section 5, stock transfer taxes on the purchase of Shares by us pursuant to the Offer. Stockholders holding Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee are urged to consult their broker, dealer, commercial bank, trust company or other nominee to determine whether any charges may apply if stockholders tender Shares through such nominees and not directly to the Depositary. See Section 3.

Also, any tendering stockholder or other payee who is a U.S. Holder (as defined in Section 13) and who fails to timely complete, sign and return to the Depositary the Internal Revenue Service (“IRS”) Form W-9 included with the Letter of Transmittal (or such other IRS form as may be applicable) may be subject to U.S. federal backup withholding tax on the gross proceeds paid to the U.S. Holder pursuant to the Offer. See Section 3. Also, see Section 13 regarding the material U.S. federal income tax consequences of the Offer.

We will pay the reasonable and customary fees and expenses incurred in connection with the Offer by Broadridge, Inc., the Depositary and paying agent for the Offer (the “Paying Agent”), and the information agent for the Offer (the “Information Agent”). See Section 15.

On November 14, 2017, the Shares were listed on the New York Stock Exchange (the “NYSE”) and began trading under the symbol “CCT.” Because November 14, 2017 was the first day on which the Shares were traded on the NYSE, we cannot provide a market price for the Shares. Tendering stockholders whose Shares are accepted for payment will lose the opportunity to trade such Shares and the chance to participate in any future market upside and future growth of the Company. The trading price of our Shares on the NYSE may be higher or lower than the Purchase Price. Stockholders are urged to obtain current market quotations for the Shares before deciding whether to tender their Shares. See Section 7.

Immediately after the listing of the Shares on the NYSE on November 14, 2017, there were [•] issued and outstanding Shares. Based on the Purchase Price of $20.01, we could purchase approximately 9,250,000 Shares if the Offer is fully subscribed, which would represent approximately [•]% of the issued and outstanding Shares as of immediately after the listing of the Shares on the NYSE on November 14, 2017. See Section 1.

References in this Offer to Purchase to “dollars” and “$” are to the lawful currency of the United States of America.

This Offer to Purchase and Letter of Transmittal contain important information, and you should carefully read both in their entirety before you make a decision with respect to the Offer.

THE OFFER

1.

Number of Shares; Purchase Price; Proration

General. Upon the terms and subject to the conditions of the Offer, we are offering to purchase up to $185,000,000 in value of Shares pursuant to tenders at a price per Share equal to $20.01 (the “Purchase Price”), which price was our net asset value per Share as of September 30, 2017 (as adjusted for the Company’s 1-for-2.25 reverse split of the Shares completed on October 31, 2017), net to the seller in cash, less any applicable withholding taxes and without interest.

The Offer will expire on the Expiration Date, unless the Offer is extended or withdrawn. To tender your Shares you must follow the procedures described in this Offer to Purchase, the Letter of Transmittal and the other documents related to the Offer.

Only Shares properly tendered, and not properly withdrawn, will be purchased. However, because of the proration provisions described in this Offer to Purchase, all of the Shares properly tendered and not properly withdrawn may not be purchased if those Shares have an aggregate purchase price in excess of $185,000,000. All Shares tendered and not purchased in the Offer, including Shares not purchased because of proration, will be returned to the tendering stockholders at our expense promptly following the Expiration Date.

We will not accept Shares subject to conditional tenders, such as acceptance of all or none of the Shares that are tendered by any tendering stockholder.

If we (a) increase or decrease the Purchase Price, (b) increase the maximum number of Shares that we may purchase in the Offer by more than 2% of our outstanding Shares or (c) decrease the number of Shares that we may purchase in the Offer, then the Offer must remain open for at least 10 business days following the date that notice of the increase or decrease is first published, sent or given in the manner specified in Section 14.

Stockholders properly tendering can reasonably expect to have at least a portion of such Shares purchased if any Shares are purchased pursuant to the Offer (subject to provisions relating to proration described in this Offer to Purchase).

Shares acquired pursuant to the Offer will be acquired by CCT free and clear of all liens, charges, encumbrances, security interests, claims, restrictions and equities whatsoever, together with all rights and benefits arising therefrom, provided that any distributions which may be declared, paid, issued, distributed, made or transferred on or in respect of such Shares to stockholders of record on or prior to the date on which the Shares are accepted for payment pursuant to the Offer shall be for the account of such stockholders.

The Offer is not conditioned upon the receipt of financing or any minimum number of Shares being tendered. The Offer is, however, subject to a number of other terms and conditions. See Section 6.

Proration. Upon the terms and subject to the conditions of the Offer, if the number of Shares properly tendered and not properly withdrawn prior to the Expiration Date would result in an aggregate purchase price of more than $185,000,000, we will purchase all Shares properly tendered and not properly withdrawn, on a pro rata basis, with appropriate adjustments to avoid purchases of fractional Shares, as described below, until we have purchased Shares resulting in an aggregate purchase price of up to $185,000,000.

As a result of the proration applicable to the purchase of Shares tendered, it is possible that all of the Shares that a stockholder tenders in the Offer may not be purchased. In addition, if a tender is conditioned upon the purchase of a specified number of Shares, none of those Shares will be purchased.

If proration of tendered Shares is required, the Paying Agent will determine the proration factor promptly following the Expiration Date. Subject to adjustment to avoid the purchase of fractional Shares, proration for each stockholder tendering Shares will be based on the ratio of the number of Shares properly tendered and not properly withdrawn by the stockholder to the total number of Shares properly tendered and not properly withdrawn by all stockholders. In the event of proration, the Paying Agent will determine the proration factor and pay for those tendered Shares accepted for payment promptly after the Expiration Date. The preliminary results of any proration will be announced by press release promptly after the Expiration Date. After the Expiration Date, stockholders may obtain preliminary proration information from the Information Agent and also may be able to obtain the information from their brokers.

As described in Section 13, the extent to which a stockholder’s Shares are purchased pursuant to the Offer may affect the U.S. federal income tax consequences of the purchase to the stockholder and, therefore, may be relevant to a stockholder’s decision whether to tender Shares. All stockholders should review the discussion in Sections 3 and 13 regarding material U.S. federal income tax consequences and consult their tax advisor regarding the tax consequences of the Offer.

This Offer to Purchase and the Letter of Transmittal will be mailed to record holders of the Shares and will be furnished to brokers, dealers, commercial banks, trust companies and other nominees and similar persons whose names, or the names of whose nominees, appear on CCT’s stockholder list or, if applicable, who are listed as participants in a clearing agency’s security position listing for subsequent transmittal to beneficial owners of Shares.

We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made on our behalf by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

2.

Purpose of the Offer; Certain Effects of the Offer; Plans or Proposals

Purpose of the Offer

In considering the Offer, our Board of Directors reviewed, with the assistance of management and professional advisors, the Company’s results of operations, financial position and capital requirements, general business conditions, legal, regulatory, rating agency and contractual constraints and restrictions and other factors our Board of Directors deemed relevant. Following such review, our Board of Directors determined that the Offer is a prudent use of the Company’s financial resources.

The Company believes that the Offer represents an efficient way to return capital to stockholders who wish to receive cash for all or a portion of their Shares. The Offer provides stockholders with an opportunity to obtain liquidity with respect to all or a portion of their Shares. The Offer also provides stockholders with an efficient way to sell their Shares without incurring most broker’s fees or commissions associated with open market sales. In addition, stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their Shares in the Offer. If the Company completes the Offer, stockholders who retain all or a portion of their Shares will have a greater percentage ownership in the Company and the potential to share in its future earnings and assets, while also bearing the attendant risks associated with owning Shares.

The purchase of Shares pursuant to the Offer will result in a reduction of our stockholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding increase in liabilities and/or reduction in total cash and cash equivalents depending on the source of funding. After the Offer is completed, we believe that our capital structure, including the available balance of our financing facilities and cash flow from operations, will provide us with sufficient liquidity to meet our current operating expenses and other expenses directly associated with our business for the foreseeable future. However, actual experience may differ significantly from our expectations. See “Forward-Looking Statements.” In considering the Offer, our management and our Board of Directors took into account the expected financial impact of the Offer.

ALTHOUGH OUR BOARD OF DIRECTORS HAS AUTHORIZED THE OFFER, NONE OF THE COMPANY, ANY MEMBER OF OUR BOARD OF DIRECTORS, KKR CREDIT, THE PAYING AGENT, THE DEPOSITARY, THE INFORMATION AGENT OR ANY OF THEIR RESPECTIVE AFFILIATES MADE, OR IS MAKING, ANY RECOMMENDATION TO YOU AS TO WHETHER TO TENDER OR REFRAIN FROM TENDERING YOUR SHARES. WE HAVE NOT AUTHORIZED ANY PERSON TO MAKE ANY SUCH RECOMMENDATION. YOU MUST MAKE YOUR OWN DECISION AS TO WHETHER TO TENDER YOUR SHARES AND HOW MANY SHARES TO TENDER. IN DOING SO, YOU SHOULD READ CAREFULLY THE INFORMATION IN OR INCORPORATED BY REFERENCE IN THIS OFFER TO PURCHASE AND THE LETTER OF TRANSMITTAL, INCLUDING THE PURPOSES AND EFFECTS OF THE OFFER. YOU ARE URGED TO DISCUSS YOUR DECISION WITH YOUR TAX ADVISOR, FINANCIAL ADVISOR AND/OR BROKER.

Certain Effects of the Offer

Stockholders who do not tender their Shares in the Offer and stockholders who otherwise retain an equity interest in the Company as a result of a partial tender of Shares or proration will continue to be owners of the Company. Stockholders who wish to achieve a greater percentage of equity ownership in the Company will be able to do so by not tendering their Shares in the Offer. If the Company completes the Offer, stockholders who retain all or a portion of their Shares will have a greater percentage ownership in CCT and the potential to share in its future earnings and assets, while also bearing the attendant risks associated with owning Shares.

Stockholders may be able to sell non-tendered Shares in the future at a net price significantly higher or lower than the Purchase Price pursuant to the Offer. We can give no assurance as to the price at which stockholders may be able to sell Shares in the future. On the other hand, Shares properly tendered and accepted for payment and paid for will no longer entitle the former owners to participate in the performance of the Company as evidenced by any Share price appreciation (or depreciation) and any payment of distributions on the Shares.

The Offer will reduce our “public float” (the number of Shares owned by non-affiliated stockholders and available for trading in the securities markets) and may reduce the number of our stockholders.

None of our directors, executive officers or, to our knowledge, our affiliates intend to tender any of their Shares in the Offer. Therefore, the Offer will increase the proportional holdings of our directors, executive officers and affiliates. However, our directors and executive officers may, subject to applicable law and applicable policies and practices of the Company, sell their Shares from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our stockholders in the Offer.

Based on the published guidelines of the NYSE and the conditions of the Offer, we believe that our purchase of up to $185,000,000 in value of Shares pursuant to the Offer will not result in delisting of the remaining Shares on the NYSE. The Shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our stockholders. We believe that our purchase of Shares pursuant to the Offer will not result in the deregistration of the Shares under the Exchange Act. The Offer is conditioned upon, among other things, our having determined in our reasonable judgment that the consummation of the Offer will not cause the Shares to be delisted from the NYSE or to be eligible for deregistration under the Exchange Act. See Section 6.

Shares we acquire pursuant to the Offer will no longer be outstanding and will constitute authorized but unissued shares of capital stock of the Company. Rule 13e-4 promulgated under the Exchange Act prohibits us and our affiliates from purchasing any Shares, other than pursuant to the Offer, until at least 10 business days following the Expiration Date.

Plans or Proposals

Except as disclosed or incorporated by reference in this Offer to Purchase, CCT currently has no plans, proposals or negotiations underway that relate to or would result in:

●

any extraordinary transaction, such as a merger, reorganization or liquidation, involving CCT or any of its subsidiaries;

●

any purchase, sale or transfer of a material amount of assets of CCT or any of its subsidiaries;

●

any material change in the present distribution rate or policy or capitalization of CCT;

●

any change in the present Board of Directors or management of CCT, including, but not limited to, any plans or proposals to change the number or the term of directors or to fill any existing vacancies on the Board of Directors or to change any material term of the employment contract of any executive officer;

●

any other material change in CCT’s corporate structure or business;

●

any class of equity securities of CCT becoming eligible for termination of registration under Section 12(g)(4) of the Exchange Act or, in the case of the Shares, ceasing to be authorized for listing on the NYSE;

●

the suspension of CCT’s obligation to file reports under Section 15(d) of the Exchange Act;

●

the acquisition by any person of additional securities of CCT or the disposition by any person of securities of CCT; or

●

any changes in CCT’s charter, bylaws or other governing instruments or other actions that could impede the acquisition of control of CCT.

The Company’s investment advisor, KKR Credit Advisors (US) LLC (“KKR Credit”), has informed the Company that it and certain members of the Company’s management and members of management of KKR Credit are considering purchasing, following the completion of the Offer, at least $50 million in Shares in the aggregate in open-market transactions (which may include purchases pursuant to 10b5-1 plans), subject to restrictions under applicable law. There can be no assurance that KKR Credit or any members of the Company’s or KKR Credit’s management will purchase any Shares. KKR Credit and members of the Company’s and KKR Credit’s management do not intend to participate in the Offer.

The Company currently expects to distribute a portion of its undistributed taxable income to stockholders in the form of special cash distributions. Our Board of Directors intends to declare two special cash distributions, each in the amount of $0.10125 per share. The first special distribution is expected to be paid to stockholders of record on or around December 31, 2017 and the second distribution is expected to be paid to stockholders of record on a date thereafter but within six months after the date of this Offer to Purchase. The payment of any special cash distribution is subject to restrictions under applicable law and the sole discretion of our Board of Directors, and therefore, there can be no assurance as to the amount or timing of any such future distribution.

We periodically review the Company’s long-term strategic plan with the goal of maximizing stockholder value. As part of such review and our regular on-going evaluation of business opportunities, from time to time we consider and engage in discussions concerning possible strategic transactions that are available to the Company such as mergers, acquisitions, joint ventures and other similar transactions (collectively, “Potential Strategic Transactions”), some of which may be responsive to Item 6 of Schedule TO. As of the date of this Offer to Purchase, we understand our adviser, KKR Credit, is engaged in discussions that, if they progress, may result in the Company being offered the opportunity to participate in a Potential Strategic Transaction that could be responsive to Item 6 of Schedule TO. If a Potential Strategic Transaction were presented to the Company, prior to entering into any definitive agreement with respect to, or consummating, such Potential Strategic Transaction, any potential parties to such transaction would need to, among other things, satisfactorily complete a due diligence investigation, negotiate the terms and conditions of any such transaction, obtain board, regulatory and other necessary consents and approvals, as applicable, and secure financing to the extent necessary. As a result of such contingencies, if presented with a Potential Strategic Transaction there would be no assurance that the Company would enter into a definitive agreement with respect to, or consummate, such Potential Strategic Transaction in any certain timeframe or at all. Unless additional disclosure is required by applicable law, including Item 6 of Schedule TO or on a Current Report on Form 8-K, the Company does not plan to comment any further on Potential Strategic Transactions and we undertake no obligation to update the foregoing statements to reflect subsequent events.

Although we do not currently have any plans, other than as disclosed or incorporated by reference in this Offer to Purchase, that relate to or would result in any of the events discussed above, we reserve the right to change our plans and intentions at any time as we deem appropriate. After completing the Offer, we may consider various forms of stock repurchases after taking into account the results of the Offer, our results of operations, financial position and capital requirements, general business conditions, legal, regulatory, rating agency and contractual constraints and restrictions and other factors our Board of Directors deems relevant. These purchases may be made from time to time on the open market or through privately-negotiated transactions, and may be on the same terms or on terms and prices that are more or less favorable to stockholders than the terms of this Offer.

3.

Procedures for Tendering Shares

Proper Tenders of Shares by Registered Holders. If your Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of the Shares), you may tender your Shares in the Offer by delivering (by regular mail, overnight courier or hand delivery) a properly completed and duly executed Letter of Transmittal (or an originally signed photocopy of the Letter of Transmittal (facsimile signatures will not be accepted)), together with any required signature guarantees, and any other required documents to the Depositary which must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase before the Expiration Date. Stockholders holding their Shares through a broker, dealer, commercial bank, trust company or other nominee must contact their nominee to tender their Shares on their behalf.

Proper Tenders of Shares by Custodians or DTC Participants. If you are a broker, dealer, commercial bank, trust company or other nominee tendering Shares on behalf of your client or an institution participating in The Depository Trust Company (“DTC”), you may tender Shares in the Offer by:

●

delivering (by regular mail, overnight courier or hand delivery) a properly completed and duly executed Letter of Transmittal (or an originally signed photocopy of the Letter of Transmittal (facsimile signatures will not be accepted)), together with any required signature guarantees, and any other required documents to the Depositary, which must be received by the Depositary at its address set forth on the back cover of this Offer to Purchase before the Expiration Date; or

●

tendering the applicable Shares electronically through DTC’s Automated Tender Offer Program (“ATOP”) into the Paying Agent’s account at DTC by book-entry transfer, subject to the terms and procedures of that system, on or prior to the Expiration Date.

Brokers, dealers, commercial banks, trust companies and other nominees and DTC participants are not required to, and should not, submit the written Letter of Transmittal to the Depositary or DTC in connection with any tender submitted through DTC’s ATOP system. DTC participants should submit any documentation required for processing through the ATOP system.

Stockholders holding Shares in a brokerage account or otherwise through a broker, dealer, commercial bank, trust company or other nominee, must contact their broker, dealer, commercial bank, trust company or other nominee in order to tender their Shares. Stockholders who hold Shares through nominee stockholders are urged to consult their nominees to determine whether any charges may apply if stockholders tender Shares through such nominees and not directly to the Depositary.

Signature Guarantees and Method of Delivery. No signature guarantee is required if:

●

the Letter of Transmittal is signed by the registered holder of the Shares tendered and the holder has not completed either the section entitled “Special Delivery Instructions” or the section entitled “Special Payment Instructions” in the Letter of Transmittal; or

●

Shares are tendered for the account of a bank, broker, dealer, credit union, savings association or other entity which is a member in good standing of the Securities Transfer Agents Medallion Program, the New York Stock Exchange, Inc. Medallion Signature Program, the Stock Exchange Medallion Program, or an “eligible guarantor institution,” as the term is defined in Rule 17Ad-15 promulgated under the Exchange Act (each of the foregoing constituting an “Eligible Institution”).

In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made only after:

●

a timely confirmation of the book-entry transfer of the Shares into the Paying Agent’s account at DTC if Shares are tendered through DTC’s ATOP system, as described below; or

●

timely receipt by the Depositary of a properly completed and duly executed Letter of Transmittal (or an originally signed photocopy of the Letter of Transmittal (facsimile signatures will not be accepted)), including any required signature guarantees, or an Agent’s Message (as defined below), and any other documents required by the Letter of Transmittal, including documents required pursuant to the guaranteed delivery procedures.

The method of delivery of all documents, including the Letter of Transmittal and any other required documents, including delivery through DTC, is at the sole election and risk of the tendering stockholder. Shares will be deemed delivered only when actually received by the Depositary (including by book-entry confirmation). If delivery is by mail, then registered mail with return receipt requested, properly insured, is recommended. In all cases, sufficient time should be allowed to ensure timely delivery.

IF YOU ARE A REGISTERED HOLDER AND WANT TO TENDER ALL OR A PORTION OF YOUR SHARES, YOU MUST DELIVER THE LETTER OF TRANSMITTAL AND OTHER REQUIRED DOCUMENTS TO THE DEPOSITARY. ANY DOCUMENTS DELIVERED TO US, THE INFORMATION AGENT, THE TRANSFER AGENT, DTC OR ANY OTHER PERSON WILL NOT BE FORWARDED TO THE DEPOSITARY AND WILL NOT BE DEEMED TO BE PROPERLY TENDERED.

Book-Entry Delivery. The Paying Agent will take steps to establish an account with respect to the Shares for purposes of the Offer at DTC within two business days after the date of this Offer to Purchase, and any financial institution that is a participant in DTC’s system may make book-entry delivery of the Shares by causing DTC to transfer those Shares into the Paying Agent’s account in accordance with DTC’s ATOP system. Although delivery of Shares may be effected through a book-entry transfer into the Paying Agent’s account at DTC, either (1) a properly completed and duly executed Letter of Transmittal (or an originally signed photocopy of the Letter of Transmittal (facsimile signatures will not be accepted)), with any required signature guarantees, or an Agent’s Message, and any other required documents must, in any case, be transmitted to, and received by, the Depositary at its address set forth on the back cover page of this Offer to Purchase prior to the Expiration Date or (2) the guaranteed delivery procedure described below must be followed if book-entry transfer of the Shares cannot be effected prior to the Expiration Date.

The confirmation of a book-entry transfer of Shares into the Paying Agent’s account at DTC is referred to in this Offer to Purchase as a “book-entry confirmation.” Delivery of documents to DTC in accordance with DTC’s procedures will not constitute delivery to the Depositary.

The term “Agent’s Message” means a message transmitted by DTC to, and received by, the Depositary and forming a part of a book-entry confirmation, which states that DTC has received an express acknowledgement from the participant tendering Shares through DTC that such participant has received, and agrees to be bound by, the terms of the Letter of Transmittal and that CCT may enforce such agreement against that participant.

Guaranteed Delivery. If a stockholder desires to tender Shares in the Offer and the procedures for book-entry transfer cannot be completed on a timely basis, or if time will not permit delivery of all required documents to the Depositary prior to the Expiration Date, the Shares may still be tendered if all of the following conditions are satisfied:

●

the tender is made by or through an Eligible Institution;

●

the Depositary receives by hand, mail or overnight courier, prior to the Expiration Date, a properly completed and duly executed Notice of Guaranteed Delivery substantially in the form CCT has provided with this Offer to Purchase (“Notice of Guaranteed Delivery”), including (where required) a signature guarantee by an Eligible Institution in the form set forth in the Notice of Guaranteed Delivery; and

●

confirmation of book-entry transfer of the Shares into the Paying Agent’s account at DTC if you are tendering through DTC’s ATOP system, or an originally signed photocopy of the Letter of Transmittal (facsimile signatures will not be accepted), or an Agent’s Message, and any required signature guarantees and other documents required by the Letter of Transmittal, are received by the Depositary within three business days after the date of receipt by the Depositary of the Notice of Guaranteed Delivery.

Stockholders may contact the Information Agent or their broker for assistance. The contact information for the Information Agent is set forth on the back cover page of this Offer to Purchase.

Return of Unpurchased Shares. If any tendered Shares are not purchased or are properly withdrawn prior to the Expiration Date, such Shares will be returned to the tendering stockholder promptly after the expiration or termination of the Offer or the proper withdrawal of the Shares, without expense to the stockholder.

U.S. Federal Backup Withholding Tax. Under the U.S. federal backup withholding tax rules, unless an exemption applies under the applicable law and regulations, a portion of the gross proceeds payable to a tendering stockholder or other payee who is a U.S. Holder (as defined in Section 13) pursuant to the Offer must be withheld and remitted to the IRS, unless the tendering stockholder or other payee provides its taxpayer identification number (employer identification number or social security number) to the Paying Agent (as payor) and certifies under penalties of perjury, among other things, that the number is correct. Therefore, each tendering stockholder that is a U.S. Holder should complete and sign the IRS Form W-9 included as part of the Letter of Transmittal so as to provide the information and certification necessary to avoid U.S. federal backup withholding tax, unless the stockholder or other payee otherwise establishes to the satisfaction of the Paying Agent that the stockholder or other payee is not subject to such backup withholding tax. An IRS Form W-9 currently on file with the Company’s transfer agent will not be relied upon to certify as to U.S. residency. If a U.S. Holder does not provide the Paying Agent with the correct taxpayer identification number, the U.S. Holder may be subject to penalties imposed by the IRS. If U.S. federal backup withholding tax results in an overpayment of taxes, a refund may be obtained from the IRS in accordance with its refund procedures.

Certain “exempt recipients” (including, among others, “C corporations” and certain Non-U.S. Holders (as defined in Section 13)), are not subject to U.S. federal backup withholding tax. In order for a Non-U.S. Holder to qualify as an exempt recipient, that stockholder must submit an IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable (which may be obtained on the IRS website (www.irs.gov)) signed under penalties of perjury, attesting to that stockholder’s exempt status. See Instruction 8 to the Letter of Transmittal.

Information reporting to the IRS may also apply to proceeds from the Offer.

Stockholders are urged to consult with their tax advisors regarding information reporting and possible qualifications for exemption from U.S. federal backup withholding tax and the procedure for obtaining any applicable exemption.

For a more complete discussion of the U.S. federal income tax consequences to tendering stockholders, see Section 13.

Accounting Treatment. The purchase of Shares pursuant to the Offer will result in a reduction of our stockholders’ equity in an amount equal to the aggregate purchase price of the Shares we purchase and a corresponding increase in liabilities and/or reduction in total cash and cash equivalents depending on the source of funding.

Determination of Validity; Rejection of Shares; Waiver of Defects; No Obligation to Give Notice of Defects. All questions as to the number of Shares to be accepted and the validity, form, eligibility, including time of receipt, and acceptance for payment of any tender of Shares will be determined by CCT, in its sole discretion, and such determination will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if CCT’s determinations are challenged by stockholders. CCT reserves the absolute right to reject any or all tenders of any Shares that it determines are not in proper form or the acceptance for payment of or payment for which may, in the opinion of CCT’s counsel, be unlawful. CCT also reserves the absolute right to waive any of the conditions of the Offer on or prior to the Expiration Date with respect to all tendered Shares in accordance with applicable law. CCT also reserves the absolute right to waive any defect or irregularity in any tender with respect to any particular Shares, whether or not CCT waives similar defects or irregularities in the case of any other stockholder. No tender of Shares will be deemed to have been properly made until all defects or irregularities have been cured by the tendering stockholder or waived by CCT. CCT will not be liable for failure to waive any condition of the Offer, or any defect or irregularity in any tender of Shares. None of CCT, KKR Credit, the Depositary, the Paying Agent, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in tenders, nor will any of them incur any liability for failure to give any such notice.

Tendering Stockholder’s Representation and Warranty; Our Acceptance Constitutes an Agreement. It is a violation of Rule 14e-4 promulgated under the Exchange Act (“Rule 14e-4”) for a person acting alone or in concert with others, directly or indirectly, to tender Shares for such person’s own account unless, at the time of tender, such person has a “net long position” (i.e., more Shares held in long positions than in short positions) in (1) a number of Shares that is equal to or greater than the amount tendered and will deliver or cause to be delivered such Shares for the purpose of tendering to us within the period specified in the Offer or (2) other securities immediately convertible into, exercisable for or exchangeable into a number of Shares (“Equivalent Securities”) that are equal to or greater than the number of Shares tendered and, upon the acceptance of such tender, will acquire such Shares by conversion, exchange, or exercise of such Equivalent Securities and will deliver or cause to be delivered such Shares so acquired for the purpose of tender to us within the period specified in the Offer. Rule 14e-4 also provides a similar restriction applicable to the tender or guarantee of a tender on behalf of another person. A tender of Shares made pursuant to any method of delivery set forth herein will constitute the tendering stockholder’s acceptance of the terms and conditions of the Offer, as well as the tendering stockholder’s representation and warranty to us that (a) such stockholder has a “net long position” in a number of Shares or Equivalent Securities at least equal to the Shares being tendered within the meaning of Rule 14e-4 and (b) such tender of Shares complies with Rule 14e-4. Our acceptance for payment of Shares tendered in the Offer will constitute a binding agreement between the tendering stockholder and us upon the terms and subject to the conditions of the Offer.

4.

Withdrawal Rights

Shares tendered in the Offer may be withdrawn at any time prior to the Expiration Date. In addition, unless CCT has already accepted your tendered Shares for payment, you may withdraw your tendered Shares at any time at or after 12:01 a.m., New York City time, on January 11, 2018. Except as otherwise provided in this Section 4, tenders of Shares pursuant to the Offer are irrevocable.

Withdrawals by Registered Holders. If your Shares are registered in your name (i.e., if you are an individual who is the record and beneficial owner of the Shares), for a withdrawal to be effective, the Depositary must receive (by regular mail, overnight courier or hand delivery), prior to the Expiration Date, a properly completed and duly executed Notice of Withdrawal (“Notice of Withdrawal”) (attached as Exhibit (a)(1)(F) to the Tender Offer Statement on Schedule TO (the “Schedule TO”)) at the Depositary’s address set forth on the back cover page of this Offer to Purchase. If you tendered your Shares using more than one Letter of Transmittal, you may withdraw Shares using either separate Notices of Withdrawal or a combined Notice of Withdrawal specifying the Shares to be withdrawn. To obtain a Notice of Withdrawal, please contact the Information Agent, Broadridge, Inc., at (855) 793-5068.

Withdrawals by Custodians and DTC Participants. If you are a broker, dealer, commercial bank, trust company or other nominee tendering Shares on behalf of your client or an institution participating in DTC who tendered Shares in accordance with DTC’s ATOP system, for a withdrawal to be effective, you must comply with DTC’s procedures for withdrawal of tenders. If you tendered your Shares using more than one Letter of Transmittal, you may withdraw Shares using either separate Notices of Withdrawal (attached as Exhibit (a)(1)(G) to the Schedule TO) or a combined Notice of Withdrawal specifying the Shares to be withdrawn. Holders who tendered their Shares to the Paying Agent through DTC’s ATOP system should electronically transmit their withdrawal through DTC’s ATOP system, subject to the terms and conditions of that system. Holders transmitting their withdrawal through DTC’s ATOP system must allow sufficient time for completion of the ATOP procedures during the normal business hours of DTC. To obtain a Notice of Withdrawal, please contact the Information Agent, Broadridge, Inc., at (855) 793-5068.

Determination of Validity of Withdrawals. All questions as to the form and validity, including the time of receipt, of any Notice of Withdrawal will be determined by us, in our sole discretion and will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determinations are challenged by stockholders. We reserve the absolute right to waive any defect or irregularity in the Notice of Withdrawal or method of withdrawal of Shares by any stockholder, whether or not we waive similar defects or irregularities in the case of any other stockholder. None of CCT, KKR Credit, the Depositary, the Paying Agent, the Information Agent or any other person will be obligated to give notice of any defects or irregularities in any Notice of Withdrawal, nor will any of them incur liability for failure to give any such notice.

Withdrawals may not be rescinded, and any Shares properly withdrawn will be deemed not properly tendered for purposes of the Offer. However, properly withdrawn Shares may be re-tendered prior to the Expiration Date by following one of the procedures described in Section 3.

If we extend the Offer, are delayed in our purchase of Shares, or are unable to purchase Shares pursuant to the Offer for any reason, then, without prejudice to our rights pursuant to the Offer, the Paying Agent and the Depositary may, subject to applicable law, retain tendered Shares on our behalf, and such Shares may not be withdrawn, except to the extent tendering stockholders are entitled to withdrawal rights as described in this Section 4.

Our reservation of the right to delay payment for Shares that we have accepted for payment is limited by Rules 13e-4(f)(5) and 14e-1(c) promulgated under the Exchange Act, which require that we must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the Offer.

5.

Purchase of Shares and Payment of Purchase Price

For purposes of the Offer, we will be deemed to have accepted for payment, subject to the proration provisions of the Offer, Shares that are properly tendered and not properly withdrawn, only when, as and if we give oral or written notice to the Depositary and the Paying Agent of our acceptance of the Shares for payment pursuant to the Offer.

In accordance with the rules promulgated by the SEC, we may increase the number of Shares accepted for payment in the Offer by up to 2% of the outstanding Shares without amending or extending the Offer.

Upon the terms and subject to the conditions of the Offer, we will accept for payment and pay the Purchase Price per Share for all of the Shares accepted for payment pursuant to the Offer promptly after the Expiration Date. In all cases, payment for Shares tendered and accepted for payment pursuant to the Offer will be made promptly, taking into account any time necessary to determine any proration, but only after timely receipt by the Depositary of (1) a book-entry confirmation of the deposit of Shares into the Paying Agent’s account at DTC if Shares are tendered through DTC’s ATOP system, (2) a properly completed and duly executed Letter of Transmittal (or an originally signed photocopy of the Letter of Transmittal (facsimile signatures will not be accepted)) including any required signature guarantees, or an Agent’s Message and (3) any other required documents, including documents required pursuant to guaranteed delivery procedures.

We will pay for Shares purchased pursuant to the Offer by depositing the aggregate purchase price for the Shares with the Paying Agent, which will act as agent for tendering stockholders for the purpose of receiving payment from us and transmitting payment to the tendering stockholders.

In the event of proration, the Paying Agent will determine the proration factor and pay for those tendered Shares accepted for payment promptly after the Expiration Date. All Shares tendered and not purchased, including Shares not purchased due to proration, will be credited to the account maintained with DTC by the participant who delivered the Shares at our expense promptly after the Expiration Date or termination of the Offer.

Under no circumstances will we pay interest on the Purchase Price, even if there is any delay in making payment. In addition, if certain events occur prior to the Expiration Date, we may not be obligated to purchase Shares pursuant to the Offer. See Section 6.

We will pay all stock transfer taxes, if any, payable on the transfer to us of Shares purchased pursuant to the Offer. If, however, payment of the Purchase Price is to be made to, or (in the circumstances permitted by the Offer) if unpurchased Shares are to be registered in the name of, any person other than the registered holder, the amount of all stock transfer taxes, if any (whether imposed on the registered holder or the other person), payable on account of the transfer to the person, will be deducted from the Purchase Price unless satisfactory evidence of the payment of the stock transfer taxes, or exemption from payment of the stock transfer taxes, is submitted to the Paying Agent.

6.

Conditions of the Offer

The Offer is not conditioned upon the receipt of financing or on a minimum number of Shares being tendered. Notwithstanding any other provision of the Offer, we will not be required to accept for payment, purchase or pay for any Shares tendered, and may terminate or amend the Offer or may postpone the acceptance for payment of, or the purchase of or the payment for Shares tendered, subject to the rules promulgated under the Exchange Act, if at any time prior to the Expiration Date, any of the following events or circumstances shall have occurred (or shall have been reasonably determined by us to have occurred):

●

there shall have been instituted, or there shall be pending, or we shall have received notice of any action, suit, proceeding or application by any government or governmental, regulatory or administrative agency, authority or tribunal or by any other person, domestic, foreign or supranational, before any court, authority, agency, other tribunal or arbitrator or arbitration panel that directly or indirectly:

●

challenges or seeks to challenge, restrain, prohibit, delay or otherwise affect the making of the Offer, the acquisition by us of some or all of the Shares pursuant to the Offer or otherwise relates in any manner to the Offer or seeks to obtain damages in respect of the Offer;

●

seeks to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or may result in a delay in our ability to accept for payment or pay for some or all of the Shares;

●

otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, financial condition, operations, results of operations or prospects of us or any of our subsidiaries or affiliates; or

●

that otherwise, in our reasonable judgment, could reasonably be expected to adversely affect us or any of our subsidiaries or affiliates or the value of our Shares;

●

our acceptance for payment, purchase or payment for any Shares tendered in the Offer shall violate or conflict with, or otherwise be contrary to, any applicable law, statute, rule, regulation, decree or order;

●

any action shall have been taken or any statute, rule, regulation, judgment, decree, injunction or order (preliminary, permanent or otherwise) shall have been proposed, sought, enacted, entered, promulgated, enforced or deemed to be applicable to the Offer or us or any of our subsidiaries by any court, other tribunal, government or governmental agency or other regulatory or administrative authority or body, domestic or foreign, which:

●

indicates that any approval, waiver or other action of any such court, other tribunal, agency, authority or body may be required in connection with the Offer or the purchase of Shares thereunder and which has not been obtained or taken, as applicable;

●

is reasonably likely to make the purchase of, or payment for, some or all of the Shares pursuant to the Offer illegal or to prohibit, restrict or delay consummation of the Offer;

●

materially impairs, in our reasonable judgment, the contemplated benefits to us of the Offer;

●

seeks to impose limitations on our or our affiliates’ ability to acquire or hold or to exercise full rights of ownership, including, but not limited to, the right to vote their Shares on all matters validly presented to our stockholders; or

●

otherwise could reasonably be expected to materially adversely affect the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of us or any of our subsidiaries or affiliates;

●

there shall have occurred any of the following:

●

any general suspension of trading in, or limitation on prices for, securities on any U.S. national securities exchange or in the over—the—counter market, the declaration of a banking moratorium or any suspension of payments in respect of banks in the United States, whether or not mandatory, or any limitation, whether or not mandatory, by any governmental, regulatory or administrative agency, authority or body on, or any event that is likely, in our reasonable judgment, to materially adversely affect, the extension of credit by banks or other lending institutions in the United States;

●

the commencement or escalation, on or after November 14, 2017, of war, armed hostilities or other international or national calamity, including, but not limited to, an act of terrorism, directly or indirectly involving the United States or any other jurisdiction in which CCT or any of its subsidiaries maintains an office or conducts business;

●

any change, condition, event or development or any condition, event or development involving a prospective change, in general political, market, economic, financial or industry conditions in the United States or internationally that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of CCT and its subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us;

●

any change, condition, event or development (including any act of nature or man-made disaster) or any condition, event or development involving a prospective change, in the business, properties, assets, liabilities, capitalization, stockholders’ equity, condition (financial or otherwise), operations, licenses, franchises, permits, permit applications, results of operations or prospects of CCT or any of its subsidiaries that, in our reasonable judgment, has, or could reasonably be expected to have, a material adverse effect on CCT and its subsidiaries, taken as a whole, on the value of or trading in the Shares, on our ability to consummate the Offer or on the benefits of the Offer to us; or

●

in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

●

any decrease or increase of more than 10% in the market price for the Shares or in the Dow Jones Industrial Average, New York Stock Exchange Index, NASDAQ Composite Index, the Standard and Poor’s 500 Composite Index or the Wells Fargo Business Development Company Index measured from the close of trading on November 14, 2017;

●

a tender or exchange offer for any or all of the outstanding Shares, or any merger, acquisition, business combination or other similar transaction with or involving us or any of our subsidiaries, shall have been proposed, announced or made by any person or entity or shall have been publicly disclosed nor shall we have entered into a definitive agreement or an agreement in principle with any person with respect to a merger, acquisition, business combination or other similar transaction, in each case, other than the Offer or otherwise described herein;

●

we shall have become aware that any entity, “group” (as that term is used in Section 13(d)(3) of the Exchange Act) or person (1) has acquired or proposes to acquire beneficial ownership of more than 5% of the outstanding Shares, whether through the acquisition of stock, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer or anyone who publicly disclosed such ownership in a filing with the SEC on or before November 14, 2017), (2) who has filed a Schedule 13D or Schedule 13G with the SEC on or before November 14, 2017, has acquired or proposes to acquire, whether through the acquisition of Shares, the formation of a group, the grant of any option or right (options for and other rights to acquire Shares that are acquired or proposed to be acquired being deemed to be immediately exercisable or convertible for purposes of this clause), or otherwise (other than by virtue of consummation of the Offer), beneficial ownership of an additional 1% or more of the outstanding Shares or (3) shall have filed a Notification and Report Form under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, reflecting an intent to acquire us or any of our subsidiaries or any of our or any of our subsidiaries’ assets or securities;

●

any approval, permit, authorization, favorable review or consent or waiver of or filing with any domestic or foreign governmental or regulatory authority, agency or body or any third party consent or notice, required to be obtained or made in connection with the Offer shall not have been obtained or made on terms and conditions satisfactory to us in our reasonable judgment;

●

we shall have determined that the consummation of the Offer and the purchase of the Shares pursuant to the Offer is likely, in our reasonable judgment, to cause the Shares to be (1) held of record by less than 300 persons, (2) delisted from the NYSE or (3) eligible for deregistration under the Exchange Act; or

●

we determine, in our reasonable judgment, that the consummation of the Offer or the purchase of Shares from any stockholder could jeopardize our qualification and taxation as a regulated investment company (“RIC”) under Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), for U.S. federal income tax purposes.

Each of the conditions referred to above is for our sole benefit and may be asserted or waived by us, in whole or in part, at any time and from time to time in our discretion prior to the Expiration Date. In certain circumstances, if we waive any of the conditions described above, we may be required to extend the Expiration Date.

Once the Offer has expired, all of the conditions to the Offer must have been satisfied or waived. Our failure at any time to exercise any of the foregoing rights will not be deemed a waiver of any right, and each such right will be deemed an ongoing right that may be asserted at any time and from time to time prior to the Expiration Date. Any determination by us concerning the fulfillment or non-fulfillment of the conditions described above will be final and binding on all parties, except as finally determined in a subsequent judicial proceeding if our determination is challenged by stockholders.

7.

Price Range of Shares; Distributions

Price Range of Shares. On November 14, 2017, the Shares were listed and began trading on the NYSE under the symbol “CCT.” Because November 14, 2017 was the first day on which the Shares were traded on the NYSE, we cannot provide a market price of the Shares. We determined the Purchase Price based on consultations among our management, our professional advisors and our Board of Directors. Based on such consultations, we concluded that $20.01, which price was our net asset value per Share as of September 30, 2017 (as adjusted for the Company’s 1-for-2.25 reverse split of the Shares completed on October 31, 2017), is representative of the per share value of the Shares and is within the range at which (1) our stockholders might sell their Shares to us and (2) we can prudently affect repurchases for the benefit of the Company. The trading price of our Shares on the NYSE may be lower or higher than the Purchase Price. Stockholders are urged to obtain current market quotations for the Shares before deciding whether to tender their Shares.

Distributions. The following table sets forth the distributions that have been paid and/or declared by our Board of Directors for the periods set forth below on an actual basis and on an as adjusted for the Company’s 1-for-2.25 reverse split of the Shares completed on October 31, 2017:

Period	Amount Declared per Share (Actual)	Amount Declared per Share (As Adjusted)
Ten Months ending October 31, 2017	$0.640878	$1.4419755
Fiscal Year ending December 31, 2016	$0.805116	$1.811511
Fiscal Year ending December 31, 2015	$0.805116	$1.811511

Shares purchased in the Offer no longer will be eligible for receipt of future distributions. The Company reserves the right to increase its distributions and pay special distributions in cash or in kind. On July 7, 2017, our Board of Directors decreased the annualized per share distribution rate by $0.2025 from $1.81125 to $1.60875. The change in the distribution rate is intended to align the distribution rate to the Company’s net investment income. The Company also currently expects that distributions declared following the Listing will be paid on a quarterly instead of a monthly basis.

The Company currently expects to distribute a portion of its undistributed taxable income to stockholders in the form of special cash distributions. Our Board of Directors intends to declare two special cash distributions, each in the amount of $0.10125 per share. The first special distribution is expected to be paid to stockholders of record on or around December 31, 2017 and the second distribution is expected to be paid to stockholders of record on a date thereafter but within six months after the date of this Offer to Purchase. The payment of any special cash distribution is subject to restrictions under applicable law and the sole discretion of our Board of Directors, and therefore, there can be no assurance as to the amount or timing of any such future distribution.

8.

Source and Amount of Funds

CCT expects to fund any purchases of Shares pursuant to the Offer, including the related fees and expenses, from available cash and/or borrowings under its amended and restated senior secured revolving credit agreement dated as of April 15, 2016 (as amended, restated or otherwise modified from time to time, the “Credit Agreement”). The Offer is not subject to a financing contingency. If the Offer is fully subscribed, we expect the aggregate purchase price for the Shares in the Offer, together with all related fees and expenses, to be approximately $[•] million.

The Credit Agreement provides for a revolving credit facility (the “Revolving Credit Facility”) consisting of loans to be made in U.S. dollars and foreign currencies in an aggregate amount of up to $893 million.  Availability under the Revolving Credit Facility will terminate on April 15, 2020 (the “Commitment Termination Date”) and the outstanding loans under the Revolving Credit Facility will mature by its terms on April 15, 2021.  The Revolving Credit Facility also requires mandatory prepayment of interest and principal upon the occurrence of certain events during the term-out period commencing on the Commitment Termination Date.  The stated borrowing rate under the Revolving Credit Facility is based on (a) if the borrowing base is equal to or greater than 1.85 times the combined debt amount, LIBOR plus an applicable spread of 2.00% or an “alternate base rate” (which is the highest of a prime rate, the federal funds rate plus 0.50%, or one-month LIBOR plus 1.00%) plus an applicable spread of 1.00%, or, with respect to borrowings in non-LIBOR currencies, a rate applicable to such currency plus an applicable spread of 2.00% and (b) if the borrowing base is less than 1.85 times the combined debt amount, LIBOR plus an applicable spread of 2.25% or an alternate base rate plus an applicable spread of 1.25%, or, with respect to borrowings in non-LIBOR currencies, a rate applicable to such currency plus an applicable spread of 2.25%.  The Company also pays a quarterly commitment fee on any unused commitment amounts between 0.375% and 1.50% per annum, depending on utilization levels.  JPMorgan Chase Bank, N.A. serves as administrative agent under the Revolving Credit Facility and ING Capital LLC serves as syndication agent under the Revolving Credit Facility.

The Revolving Credit Facility includes an “accordion” feature that allows the Company, under certain circumstances, to increase the size of the facility to a maximum of $1.34 billion.  On April 28, 2016, the aggregate loan commitment under the Senior Secured Revolving Credit Facility was increased to $928 million.

The Revolving Credit Facility is secured by substantially all of the Company’s portfolio investments and its cash and securities accounts, excluding those held by CCT Funding LLC, Paris Funding LLC, CCT Tokyo Funding LLC and CCT New York Funding LLC, and provides for a guaranty by certain other subsidiaries of the Company.

Under the Revolving Credit Facility, the Company has made certain representations and warranties and is required to comply with various covenants, reporting requirements and other customary requirements for similar revolving credit facilities, including, without limitation, covenants related to: (a) limitations on the incurrence of additional indebtedness and liens, (b) limitations on certain investments, (c) limitations on certain asset transfers and restricted payments, (d) maintaining a certain minimum shareholders’ equity, (e) maintaining a ratio of total assets (less total liabilities) to total indebtedness, of the Company and its subsidiaries, of not less than 2.0:1.0 and (f) limitations on the creation or existence of agreements that prohibit liens on certain properties of the Company and certain of its subsidiaries.  The Revolving Credit Facility also includes usual and customary events of default for senior secured revolving credit facilities of this nature.

In addition to the covenants described above, borrowings under the Revolving Credit Facility (and the incurrence of certain other permitted debt) are subject to compliance with a borrowing base that will apply different advance rates to different types of assets in the Company’s portfolio.

Borrowings under the Revolving Credit Facility are also subject to the leverage restrictions contained in the Investment Company Act of 1940, as amended. The Company’s term loan credit agreement also contains covenants, which restrict our ability to, among other things, make restricted payments.

The Company currently does not have any plans or arrangements to finance or repay the borrowings under the Revolving Credit Facility.

9.

Certain Information Concerning the Company

We are an externally managed, non-diversified, closed-end management investment company that has elected to be regulated as a business development company (“BDC”) under the Investment Company Act of 1940, as amended. We have elected to be treated for U.S. federal income tax purposes, and intend to qualify annually, as a RIC under Subchapter M of the Code. We are managed by KKR Credit, which is as an investment adviser with the SEC. KKR Credit oversees the management of our activities and is responsible for making investment decisions for our portfolio.

We pursue our investment objective by investing primarily in the debt of privately owned and thinly traded U.S. companies (also referred to as “portfolio companies”) with a focus on originated transactions sourced through the networks of KKR Credit. We define originated transactions as any negotiated investment where we, through KKR Credit’s direct efforts, provide funds directly to a portfolio company. We also have the ability, as granted through an exemptive order granted by the SEC, to co-invest in privately negotiated transactions alongside other investment funds managed by or affiliated with KKR Credit. We anticipate that a substantial portion of our investment portfolio will consist of senior and subordinated debt, which we believe offer potential opportunities for superior risk-adjusted returns and income generation. Our debt investments may take the form of corporate loans or bonds, may be secured or unsecured and may, in some cases, be accompanied by warrants, options or other forms of equity participation. We may separately purchase common or preferred equity interests in transactions, including non-controlling equity investments. Additionally, we may invest in convertible securities, derivatives and private investment funds. We may also co-invest with third parties through partnerships, joint ventures or other entities, thereby acquiring jointly controlled or non-controlling interests in certain investments in conjunction with participation by one or more third parties in such investment.

Our principal office is located at 555 California Street, 50th Floor, San Francisco, California 94104 and our telephone number is (415) 315-3620.

During the year ended December 31, 2016 and for the nine months ended September 30, 2017, we made investments in portfolio companies totaling approximately $1.67 billion and $[•] million, respectively. As of December 31, 2016, our investment portfolio, with a total fair value of approximately $4.03 billion, consisted of interests in 129 portfolio companies. As of September 30, 2017, our investment portfolio, with a total fair value of approximately $[•] billion, consisted of interests in [•] portfolio companies.

Available Information. We are subject to the informational filing requirements of the Exchange Act, and, accordingly, are obligated to file reports, statements and other information with the SEC relating to our business, financial condition and other matters. Information, as of particular dates, concerning our directors and executive officers, their remuneration, incentive compensation granted to them, the principal holders of our securities and any material interest of these persons in transactions with us is required to be disclosed in proxy statements distributed to our stockholders and filed with the SEC. We also have filed the Schedule TO with the SEC that includes additional information relating to the Offer.

These reports, statements and other information can be inspected and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. Copies of this material may also be obtained by mail, upon payment of the SEC’s customary charges, from the Public Reference Section of the SEC at 100 F Street, N.E., Room 1580, Washington, D.C. 20549. The SEC also maintains a website on the Internet at http://www.sec.gov that contains reports, proxy and information statements and other information regarding registrants that file electronically with the SEC. You may access the Company’s publicly filed documents at this site, including the Schedule TO and the documents incorporated therein by reference. You may obtain information about the Public Reference Room by calling the SEC for more information at 1-800-SEC-0330. You may also go to the Investor Relations section of Company’s website located at www.corporatecapitaltrust.com to access the Schedule TO and related documents.

Incorporation by Reference. The rules promulgated by the SEC allow us to “incorporate by reference” information into this Offer to Purchase, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The following documents that have been previously filed with the SEC contain important information about us and we incorporate them by reference:

●

Annual Report on Form 10-K for the fiscal year ended December 31, 2016, as filed on March 20, 2017, as amended by Amendment No. 1 thereto, as filed on April 6, 2017;

●

Quarterly Report on Form 10-Q for the quarter ended March 31, 2017, the quarter ended June 30, 2017 and the quarter ended September 30, 2017, as filed on May 12, 2017, August 11, 2017 and November [•], 2017, respectively; and

●

Current Reports on Form 8-K (excluding any information furnished therein), as filed on March 21, 2017, March 29, 2017, April 5, 2017, April 18, 2017, May 4, 2017, May 17, 2017, June 23, 2017, July 6, 2017, July 10, 2017, August 3, 2017, September 1, 2017, September 6, 2017, September 26, 2017, October 5, 2017, November 1, 2017, November 3, 2017 and [•], 2017.

Any statement contained in any document incorporated by reference in this Offer to Purchase shall be deemed to be modified or superseded to the extent that an inconsistent statement is made in this Offer to Purchase. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Offer to Purchase.

You may request a copy of these filings, at no cost, by writing or telephoning the Information Agent at its address and telephone number set forth below:

Broadridge, Inc.

51 Mercedes Way

Edgewood, NY 11717

Call Toll Free: (855) 793-5068

10.

Interests of Directors, Executive Officers and Affiliates; Transactions and Arrangements Concerning the Shares

Shares Outstanding. Immediately after the listing of the Shares on the NYSE on November 14, 2017, we will have [•] issued and outstanding Shares. Based on the Purchase Price of $20.01, we could purchase approximately 9,250,000 Shares if the Offer is fully subscribed, which would represent approximately [•]% of the issued and outstanding Shares as of immediately after the listing of the Shares on the NYSE on November 14, 2017.

Interests of Directors and Executive Officers. Immediately after the listing of the Shares on the NYSE on November 14, 2017, our directors and executive officers as a group (8 persons) beneficially owned an aggregate of [•] Shares, representing less than 1.0% of the total number of outstanding Shares. None of our directors or executive officers intends to tender any of their Shares in the Offer. However, our directors and executive officers may, subject to applicable law and applicable policies and practices of the Company, sell their Shares from time to time in open market transactions at prices that may be more or less favorable than the Purchase Price to be paid to our stockholders pursuant to the Offer.

The following tables set forth the aggregate number of Shares that were beneficially owned (as determined under Rule 13d-3 promulgated under the Exchange Act) by each of our current directors and executive officers, and by all directors and executive officers as a group, as of immediately after the listing of the Shares on the NYSE on November 14, 2017. No person owned (to our knowledge and based on the most current Schedule 13Ds and 13Gs filed with the SEC for each such person) more than 5% of the outstanding Shares as of immediately after the listing of the Shares on the NYSE on November 14, 2017. For purposes of these tables, and in accordance with the rules promulgated by the SEC, Shares are considered “beneficially owned” if the person directly or indirectly has sole or shared power to vote or direct the voting of the securities or has sole or shared power to divest of or direct the divestment of the securities. A person is also considered to beneficially own Shares that he or she has the right to acquire within 60 days after November 14, 2017, in accordance with Rule 13d-3 promulgated under the Exchange Act. Except as indicated, each holder has sole voting and dispositive power over the listed Shares.

The business address of each of our directors and executive officers is c/o Corporate Capital Trust, Inc., 555 California Street, 50th Floor, San Francisco, California 94104.

Name of Beneficial Owner	Number of Shares	Total Beneficial Ownership (%)
Interested Directors
Todd C. Builione	[—]	[—]
Independent Directors
Frederick Arnold	[—]	[—]
James H. Kropp	[•]	*
Laurie Simon Hodrick	[—]	[—]
Executive Officers
Todd C. Builione	[—]	[—]
Daniel Pietrzak	[—]	[—]
Ryan L.G. Wilson	[—]	[—]
Thomas N. Murphy	[—]	[—]
Philip Davidson	[—]	[—]

All directors and executive officers as a group (8 persons)	[•]	*

*	Represents less than 1.0% of our Shares.

Share Repurchase Program. The Company’s share repurchase program terminated effective as of September 11, 2017.

Recent Securities Transactions. Based on our records and on information provided to us by our directors, executive officers, affiliates and subsidiaries, other than pursuant to our distribution reinvestment plan, none of the Company or any of our directors, executive officers, affiliates or subsidiaries have effected any other transactions involving our Shares during the 60 days prior to November 14, 2017.

Other Interests. Except as otherwise described or incorporated by reference in this Offer to Purchase, the Schedule TO or the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, which descriptions are incorporated herein by reference, none of the Company nor, to the best of the Company’s knowledge, any of its affiliates, directors or executive officers, is a party to any contract, arrangement, understanding or relationship with any other person relating, directly or indirectly, to the Offer or with respect to any securities of the Company, including, but not limited to, any contract, arrangement, understanding or relationship concerning the transfer or the voting of securities, joint ventures, loan or option arrangements, puts or calls, guaranties of loans, guaranties against loss or the giving or withholding of proxies, consents or authorizations.

Reverse Stock Split. In anticipation of the Listing, on October 31, 2017, the Company filed Articles of Amendment to its Articles of Incorporation (the “Reverse Stock Split Amendment”) with the State Department of Assessments and Taxation of the State of Maryland to effect a 1-for-2.25 reverse split of the Shares (the “Reverse Stock Split”). The Reverse Stock Split became effective in accordance with the terms of the Reverse Stock Split Amendment on October 31, 2017. The Company also filed a separate Articles of Amendment to its Articles of Incorporation (the “Par Value Amendment”) with the State Department of Assessments and Taxation of the State of Maryland to provide that there will be no change in the par value of $0.001 per Share as a result of the Reverse Stock Split. As a result of the Reverse Stock Split, every 2.25 Shares were automatically combined into one Share, and the number of outstanding Shares of the Company’s common stock was reduced from approximately 307 million to approximately 136 million. The Reverse Stock Split did not modify the rights or preferences of the Company’s common stock.

Fractional Shares. In connection with and prior to the listing of the Shares on the NYSE, the Company eliminated all outstanding fractional Shares by rounding up the number of fractional Shares held by each of the Company’s stockholders to the nearest whole number of Shares as of November 3, 2017.

11.

Effects of the Offer on the Market for Shares; Registration under the Exchange Act

The Offer will reduce our “public float” (the number of Shares owned by non-affiliated stockholders and available for trading in the securities markets), and may reduce the number of our stockholders. As a result, trading of a relatively small volume of the Shares after consummation of the Offer may have a greater impact on trading prices than would be the case prior to consummation of the Offer.

We believe that there will be a sufficient number of Shares outstanding and publicly traded following completion of the Offer to ensure a continued trading market for the Shares. Based upon published guidelines of the NYSE, we do not believe that our purchase of Shares pursuant to the Offer will cause the remaining outstanding Shares to be delisted from the NYSE. The Offer is conditioned upon, among other things, our determination that the consummation of the Offer and the purchase of Shares pursuant to the Offer is not likely, in our reasonable judgment, to cause the Shares to be (1) held of record by less than 300 persons, (2) delisted from the NYSE or (3) eligible for deregistration under the Exchange Act. See Section 6.

The Shares are registered under the Exchange Act, which requires, among other things, that we furnish certain information to our stockholders and the SEC and comply with the SEC’s proxy rules in connection with meetings of our stockholders. We believe that our purchase of Shares pursuant to the Offer pursuant to the terms of the Offer will not result in the Shares being deregistered under the Exchange Act.

12.

Certain Legal Matters; Regulatory Approvals

We are not aware of any license or regulatory permit that is material to our business that might be adversely affected by our acquisition of Shares as contemplated pursuant to the Offer, nor are we aware of any approval or other action by any government or governmental, administrative or regulatory authority, agency or body, domestic, foreign or supranational, that would be required for our acquisition or ownership of Shares as contemplated by the Offer. Should any such approval or other action or notice filings be required, we presently contemplate that we will seek that approval or other action and make or cause to be made such notice filings. We cannot predict whether we will be required to delay the acceptance for payment of or payment for Shares tendered in the Offer pending the outcome of any such approval or other action. There can be no assurance that any such approval or other action, if needed, would be obtained or would be obtained without substantial cost or conditions or that the failure to obtain the approval or other action might not result in adverse consequences to our business and financial condition. Our obligations pursuant to the Offer to accept for payment and pay for Shares are subject to the satisfaction of certain conditions. See Section 6.

13.

Material U.S. Federal Income Tax Consequences

The following is a summary of the material U.S. federal income tax consequences of the Offer to U.S. Holders and Non-U.S. Holders (each as defined below), in each case, whose Shares are tendered and accepted for payment pursuant to the Offer. This summary is based upon the Code, U.S. Treasury Regulations promulgated under the Code, published rulings, administrative pronouncements and judicial decisions, any changes to which could affect the tax consequences described in this Offer (possibly on a retroactive basis). This summary assumes that Shares held by stockholders as capital assets within the meaning of section 1221 of the Code (generally, property held for investment). This summary will not be updated for any changes in law and it does not address all of the tax consequences that may be relevant to particular stockholders in light of their particular circumstances, or to stockholders subject to special rules, including, without limitation, pass-through entities (including arrangements and entities treated as partnerships, “grantor trusts” and S corporations for U.S. federal income tax purposes) and investors in such entities, certain financial institutions, brokers, dealers or traders in securities or commodities, insurance companies, U.S. expatriates, mutual funds, real estate investment trusts, BDCs, cooperatives, trusts and estates, persons who mark-to-market our Shares, tax-exempt organizations, persons who are subject to the alternative minimum tax, persons who hold Shares as a position in a “straddle” or as part of a “hedging” or “conversion” transaction or other integrated investment, stockholders that have a functional currency other than the U.S. dollar, or persons who acquired their Shares upon the exercise of stock options or otherwise as compensation. This summary also does not address any state, local, non-U.S. or other tax consequences of participating in the Offer. This summary assumes that CCT is and will remain a RIC for U.S. federal income tax purposes for its taxable year which includes each exchange of Shares pursuant to the Offer.

You are urged to consult your tax advisor as to the particular consequences of your participation in the Offer.

For purposes of this discussion, a “U.S. Holder” is a beneficial holder of Shares that, for U.S. federal income tax purposes, is (1) a citizen or individual resident of the United States, (2) a corporation, or other entity treated as a corporation for U.S. federal income tax purposes, that is created or organized in or under the laws of the United States or any State or the District of Columbia, (3) an estate, the income of which is subject to U.S. federal income taxation regardless of its source, or (4) a trust if (x) a U.S. court is able to exercise primary supervision over its administration and one or more U.S. persons, within the meaning of section 7701(a)(30) of the Code, have authority to control all of its substantial decisions, or (y) it has a valid election in place to be treated as a U.S. person.

A “Non-U.S. Holder” is a beneficial holder of Shares that is not a “pass-through entity” (including a partnership) for U.S. federal income tax purposes and that also is not a U.S. Holder.

U.S. Holders. An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will be a taxable transaction for U.S. federal income tax purposes. The U.S. federal income tax consequences to a U.S. Holder may vary depending upon the U.S. Holder’s particular facts and circumstances. If, as described below, an exchange of Shares for cash by a U.S. Holder pursuant to the Offer is treated as a sale or exchange of such Shares for U.S. federal income tax purposes, the U.S. Holder will generally recognize capital gain or loss in an amount equal to the difference between the amount of cash received and the U.S. Holder’s adjusted tax basis in the Shares purchased by CCT. Such gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the Shares at the time of the exchange exceeds one year. The maximum tax rate applicable to capital gains recognized by individuals and other non-corporate taxpayers is generally (i) the same as the applicable ordinary income rate for capital assets held for one year or less, or (ii) 15% or 20% (depending on whether the taxpayer’s income exceeds certain threshold amounts) for capital assets held for more than one year. Specific limitations may apply to the deductibility of capital losses by a U.S. Holder. In addition, any loss upon an exchange of Shares by a U.S. Holder for cash pursuant to the Offer who has held the Shares for six months or less, after applying holding period rules, generally will be treated as a long-term capital loss to the extent of distributions received from CCT that were required to be treated by the U.S. Holder as long-term capital gain.

An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will be treated as a sale or exchange for U.S. federal income tax purposes if the exchange (i) is “not essentially equivalent to a dividend” with respect to the U.S. Holder, (ii) is a “substantially disproportionate” redemption with respect to the U.S. Holder, or (iii) is a “complete redemption” of all Shares owned by the U.S. Holder. In determining whether any of these tests has been met, a U.S. Holder generally must take into account not only Shares it actually owns, but also Shares it constructively owns as determined under section 318 of the Code (including, without limitation, Shares that may be acquired through options that it owns or Shares held by certain members of the U.S. Holder’s family).

An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will be treated as “not essentially equivalent to a dividend” if it results in a “meaningful reduction” in the U.S. Holder’s stock interest in CCT. Whether such a meaningful reduction of the U.S. Holder’s stock interest in CCT results will depend on the U.S. Holder’s particular facts and circumstances. If, as a result of an exchange of Shares for cash pursuant to the Offer, a U.S. Holder whose relative stock interest in CCT is minimal (e.g., less than 1%) and who exercises no control over the corporate affairs of CCT suffers any reduction in its proportionate stock interest in CCT (including any Shares constructively owned), the U.S. Holder generally should be regarded as having suffered a meaningful reduction in its stock interest in CCT. U.S. Holders should note, however, that because other holders may exchange a greater percentage of their Shares for cash pursuant to the Offer than a particular U.S. Holder, the interest in CCT of a U.S. Holder may increase immediately following the Offer even if both that U.S. Holder exchanges Shares for cash pursuant to the Offer and neither it nor any person whose ownership of Shares is attributed to such U.S. Holder pursuant to the constructive ownership rules described above acquires any other Shares.

Satisfaction of the “substantially disproportionate” test or “complete redemption” test is dependent upon satisfaction of the objective tests respectively set forth in section 302(b)(2) and section 302(b)(3) of the Code. An exchange of Shares for cash by a U.S. Holder pursuant to the Offer will satisfy the “substantially disproportionate” test if (1) the percentage of the outstanding voting shares of CCT actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding voting shares of CCT actually and constructively owned by the U.S. Holder immediately before the exchange, (2) the percentage of the outstanding Shares actually and constructively owned by the U.S. Holder immediately following the exchange is less than 80% of the percentage of the outstanding Shares actually and constructively owned by the U.S. Holder immediately before the exchange, and (3) immediately following the exchange, the U.S. Holder actually and constructively owns less than 50% of the total combined voting power of all classes of voting shares of CCT.

An exchange of Shares for cash by a U.S. Holder pursuant to the Offer generally will result in a “complete redemption” if either (i) all of the Shares actually and constructively owned by the U.S. Holder are exchanged for cash pursuant to the Offer or (ii) all of the Shares actually owned by the U.S. Holder are exchanged for cash pursuant to the Offer, the U.S. Holder constructively holds Shares solely as a result of the constructive ownership rules relating “family attribution,” the U.S. Holder timely and properly waives the attribution of those Shares constructively owned by the U.S. Holder in accordance with the procedures described in section 302(c)(2) of the Code and the Treasury Regulations promulgated thereunder, and complies with certain other requirements relating to share ownership in CCT. U.S. Holders desiring to waive such constructive ownership of Shares should consult their tax advisors about the applicability of section 302(c)(2) of the Code in their particular circumstances.

U.S. Holders should be aware that an acquisition or disposition of Shares (including by persons whose ownership of outstanding Shares is attributed to a U.S. Holder pursuant to the constructive ownership rules described above) as part of a plan that includes the U.S. Holder’s tender of Shares pursuant to the Offer should be taken into account in determining whether any of the foregoing tests is satisfied. U.S. Holders are urged to consult their tax advisors with regard to whether acquisitions from or sales to third parties and a tender may be so integrated. U.S. Holders should also be aware that their ability to satisfy any of the foregoing tests may be affected by proration pursuant to the Offer. Therefore, the U.S. Holder can be given no assurance, even if the U.S. Holder tenders all of the U.S. Holder’s Shares, that we will purchase a sufficient number of such Shares to permit the stockholder to satisfy any of the foregoing tests. The application of section 302 of the Code is complex. U.S. Holders intending to rely on any of the tests described above should consult their tax advisors to determine the application of these rules in their particular circumstances.

If a U.S. Holder’s exchange of Shares for cash pursuant to the Offer does not constitute a sale or exchange for U.S. federal income tax purposes, the receipt of cash by such U.S. Holder pursuant to the Offer will be treated as a distribution by CCT to such U.S. Holder, and the U.S. Holder’s adjusted tax basis in the Shares exchanged generally will be added to any Shares retained by the U.S. Holder. If the exchanging U.S. Holder owns no other Shares, under certain circumstances, such basis may be transferred to a related person, or it may be lost entirely. The distribution will be treated as a dividend to the extent of CCT’s current and accumulated earnings and profits, as determined under U.S. federal income tax principles. To the extent that the amount of the distribution exceeds CCT’s current and accumulated earnings and profits, the excess first will be treated as a return of capital that will reduce the U.S. Holder’s adjusted tax basis in its Shares, and any remaining portion will be taxable as capital gain. Any distributions that are designated as capital gains dividends will be taxed to U.S. Holders as long-term capital gains, to the extent that they do not exceed the actual net capital gain of CCT for the taxable year; without regard to the period for which the U.S. Holder has held its Shares. Any such capital gain will be long-term capital gain if the U.S. Holder’s holding period for the Shares at the time of the exchange exceeds one year. In light of our investment strategies, dividend income received by a U.S. Holder will generally be taxed at ordinary income rates of up to 39.6%. Dividend income from us will generally not be eligible for the preferential tax rate on “qualified dividend income” received by U.S. Holders taxed at individual rates from domestic C corporations and certain qualified foreign corporations, except to the extent such dividend income is attributable to dividends received by us from certain corporations. Additionally, dividends received by U.S. Holders who are corporations will not qualify for the dividends received deduction generally available to corporations. In addition, if a U.S. Holder’s exchange of Shares for cash pursuant to the Offer is treated as a dividend to a tendering stockholder, the IRS may take the position that a constructive distribution under section 305(c) of the Code may result to a stockholder whose proportionate interest in the earnings and assets of CCT has been increased by such tender. Stockholders are urged to consult their own tax advisors regarding the possibility of deemed distributions resulting from the sale of Shares pursuant to the Offer.

Notwithstanding the foregoing, the IRS has proposed Treasury regulations that would require the basis reduction associated with a redemption or repurchase (such as pursuant to the Offer) that is taxed as a distribution to be applied on a “share-by-share” basis, which could result in taxable income with respect to some Shares, even though the U.S. Holder’s aggregate basis for the Shares would be sufficient to absorb the entire redemption distribution. In addition, these proposed Treasury regulations would not permit the transfer of basis in the exchanged Shares to the remaining Shares held (directly or indirectly) by the exchanging U.S. Holder. Instead, the unrecovered basis in such Shares would be treated as a deferred loss to be recognized when certain conditions are satisfied. These proposed Treasury regulations would be effective for transactions that occur after the date the regulations are published as final Treasury regulations. There can, however, be no assurance as to whether, when, and in what particular form such proposed Treasury regulations will ultimately be finalized, and whether any such final regulations would apply to an exchange of Shares pursuant to the Offer. Accordingly, such proposed Treasury regulations may apply to U.S. Holders exchanging Shares pursuant to the Offer.

Contemporaneous acquisitions or dispositions of Shares by a U.S. Holder or related parties or entities may be deemed to be part of a single integrated transaction and may be taken into account in determining the tax treatment of the Offer to a U.S. Holder. In addition, we cannot predict whether or the extent to which the Offer will be over-subscribed. If the Offer is over-subscribed, proration of tenders pursuant to the Offer will cause us to accept fewer Shares than are tendered. Therefore, a U.S. Holder can be given no assurance that a sufficient number of such U.S. Holder’s Shares will be purchased pursuant to the Offer to ensure that such purchase will be treated as a sale or exchange, rather than as a distribution, for U.S. federal income tax purposes pursuant to the rules discussed above.

An additional 3.8% Medicare tax is imposed on certain net investment income (including ordinary dividends and capital gain distributions received from the Company and net gains from redemptions or other taxable dispositions of Shares) of U.S. individuals, estates and trusts to the extent that such person’s “modified adjusted gross income” (in the case of an individual) or “adjusted gross income” (in the case of an estate or trust) exceed certain threshold amounts. Shareholders should consult their tax advisors regarding the applicability of the Medicare tax to their sale of Shares pursuant to the Offer.

Non-U.S. Holders. As discussed above, an exchange of Shares for cash by a Non-U.S. Holder will either be treated as a sale or exchange (if the tests described above with respect to U.S. Holders are satisfied) or, alternatively, a distribution for U.S. federal income tax purposes. Any payments to a Non-U.S. Holder that are treated as dividends for U.S. federal income tax purposes under the rules set forth above, will generally be subject to U.S. withholding tax at the rate of 30% (unless a reduced rate applies under an applicable tax treaty). A tendering Non-U.S. Holder who realizes a capital gain on a tender of Shares will generally not be subject to U.S. federal income tax on such gain, unless the stockholder is an individual who is physically present in the United States for 183 days or more and certain other conditions exist. Such persons are advised to consult their own tax advisor. Special rules may apply in the case of Non-U.S. Holders (i) that are engaged in a U.S. trade or business, (ii) that are former citizens or residents of the U.S. or (iii) that have a special status for U.S. federal tax purposes, such as “controlled foreign corporations,” corporations that accumulate earnings to avoid U.S. federal income tax, and certain foreign charitable organizations. Such persons are advised to consult their own tax advisor.

For withholding purposes, we expect to treat each exchange of Shares for cash pursuant to the Offer by a Non-U.S. Holder as being a distribution for U.S. federal income tax purposes (and not as a sale or exchange) that is made out of our current or accumulated earnings and profits. As a result, the Depositary generally will withhold an amount of U.S. federal income tax equal to 30% of the gross payments payable to a Non-U.S. Holder, unless the Non-U.S. Holder timely delivers to the Depositary a properly completed and executed IRS Form W-8BEN, W-8BEN-E, W-8IMY (with any required attachments), W-8ECI, or W-8EXP, as applicable, evidencing that such withholding is not required or a reduced rate of withholding (for instance, pursuant to an applicable income tax treaty) is applicable. If a Non-U.S. Holder holds its Shares through a broker or other intermediary, the withholding tax described above may be withheld by such intermediary. However, amounts withheld may be refundable if, for instance, it is subsequently determined that the distribution was, in fact, in excess of our current and accumulated earnings and profits, or that the exchange of Shares by such Non-U.S. Holder was treated as an exchange of such Shares for U.S. federal income tax purposes (and not as a distribution for U.S. federal income tax purposes), provided that certain conditions are met. If the amounts are deemed refundable, the Non-U.S. Holder will generally be required to file a U.S. tax return to claim the refund.

A foreign financial institution or non-financial foreign entity that tenders Shares which are accepted for purchase pursuant to the Offer will generally be subject to withholding tax imposed under Sections 1471 to 1474 of the Code (such Sections commonly referred to as the Foreign Account Tax Compliance Act, or “FATCA”) and applicable U.S. Treasury regulations promulgated thereunder at a rate of 30 percent of the gross proceeds payable to such foreign financial institution or non-financial foreign entity unless such foreign financial institution or non-financial foreign entity provides to the applicable withholding agent an applicable IRS Form W-8 demonstrating that FATCA withholding is not required. If the applicable withholding agent withholds tax under FATCA, it will not also withhold the 30 percent U.S. federal income tax described previously. Non-U.S. Holders are urged to consult their own tax advisors to determine the effect, if any, of FATCA on their participation in the Offer.

The preceding discussion is not tax advice. You are urged to consult your tax advisor to determine the particular tax consequences to you of the Offer, including the applicability and effect of U.S. federal, state, local, non-U.S. and other tax laws.

14.

Extension of the Offer; Termination; Amendment

Subject to applicable law and any rules and regulations promulgated by the SEC, we expressly reserve the right, in our sole discretion, at any time and from time to time, and regardless of whether any of the events set forth in Section 6 shall have occurred or shall be deemed by us to have occurred, to extend the period of time the Offer is open and delay acceptance for payment of, and payment for, any Shares by giving oral or written notice of such extension to the Depositary and Paying Agent and making a public announcement of such extension. We also expressly reserve the right, in our sole discretion, to terminate the Offer and reject for payment, and not pay for, any Shares not theretofore accepted for payment or paid for or, subject to applicable law, postpone payment for Shares, if any of the conditions specified in Section 6 are not satisfied or waived prior to the Expiration Date, by giving oral or written notice of such termination or postponement to the Depositary and Paying Agent and making a public announcement of such termination or postponement. Our reservation of the right to delay payment for Shares that we have accepted for payment is limited by Rules 13e-4(f)(5) and 14e-1(c) promulgated under the Exchange Act, which require that we must pay the consideration offered or return the Shares tendered promptly after termination or withdrawal of the Offer.

Subject to compliance with applicable law, we further reserve the right, in our sole discretion, to amend the Offer in any respect (including, without limitation, by decreasing or increasing the consideration offered pursuant to the Offer to stockholders or by decreasing or increasing the aggregate value of Shares being sought in the Offer). Amendments to the Offer may be made at any time and from time to time by public announcement of such amendments. In the case of an extension, the notice of the amendment must be issued no later than 9:00 a.m., New York City time, on the next business day after the last previously scheduled or announced Expiration Date. Any public announcement made pursuant to the Offer will be disseminated promptly to stockholders in a manner reasonably designed to inform stockholders of such change. Without limiting the manner in which we may choose to make a public announcement, except as required by applicable law, we shall have no obligation to publish, advertise or otherwise disseminate any such public announcement other than by issuing a press release.

If we materially change the terms of the Offer or the information concerning the Offer, or if we waive a material condition of the Offer, we will extend the Offer to the extent required by Rules 13e-4(d)(2), 13e-4(e)(3) and 13e-4(f)(1) promulgated under the Exchange Act. These rules and certain related releases and interpretations of the SEC provide that the minimum period during which a tender offer must remain open following material changes in the terms of the tender offer or information concerning the tender offer (other than a change in price or a change in percentage of securities sought) will depend on the facts and circumstances, including the relative materiality of such terms or information. If:

●

we increase or decrease the price to be paid for Shares; and

●

the Offer is scheduled to expire at any time earlier than the expiration of a period ending on the tenth business day from, and including, the date that notice of such an increase or decrease is first published, sent or given to stockholders in the manner specified in this Section 14, then the Offer will be extended until the expiration of the period of 10 business days. For purposes of the Offer, a “business day” means any day other than a Saturday, Sunday or federal holiday and consists of the time period from 12:01 a.m. through 12:00 Midnight, New York City time.

In accordance with the rules promulgated by the SEC, we may increase the number of Shares accepted for payment in the Offer by up to 2% of the outstanding Shares without amending or extending the Offer.

15.

Fees and Expenses

We have retained Broadridge, Inc. to act as the Depositary and Paying Agent in connection with the Offer. In its role as Depositary, it will receive Letters of Transmittal, Notices of Guaranteed Delivery and Notices of Withdrawal. In its role as Paying Agent, it will be responsible for receiving tenders through the DTC’s ATOP system, determining the proration factor, if any, and matching payment for all Shares purchased by the Company in the Offer. Broadridge, Inc. will receive reasonable and customary compensation for its services, will be reimbursed by us for reasonable out-of-pocket expenses incurred in connection with the Offer and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

We have retained Broadridge, Inc. to act as the Information Agent in connection with the Offer. In its role as Information Agent, Broadridge, Inc. may contact stockholders by mail, telephone, e-mail and personal interviews and may request brokers, dealers and other nominee stockholders to forward materials relating to the Offer to beneficial owners. Broadridge, Inc. may also provide information regarding the Offer to those persons, including retail stockholders, that contact it. Broadridge, Inc. will receive reasonable and customary compensation for its services, will be reimbursed by us for reasonable out-of-pocket expenses incurred in connection with the Offer and will be indemnified against certain liabilities in connection with the Offer, including certain liabilities under the federal securities laws.

We will not pay any fees or commissions to brokers, dealers or other persons (other than fees to the Paying Agent, the Depositary and the Information Agent as described above) for soliciting tenders of Shares pursuant to the Offer. Stockholders holding Shares through brokers, dealers or other nominee stockholders are urged to consult their brokers, dealers or other nominee stockholders to determine whether transaction costs may apply if stockholders tender Shares through the brokers, dealers or other nominee stockholders and not directly to the Depositary. We will, however, upon request, reimburse brokers, dealers and commercial banks for customary mailing and handling expenses incurred by them in forwarding the Offer and related materials to the beneficial owners of Shares held by them as a nominee or in a fiduciary capacity. No broker, dealer, commercial bank or trust company has been authorized to act as our agent, or the agent of KKR Credit, the Paying Agent, the Depositary or the Information Agent for purposes of the Offer. We will pay or cause to be paid all stock transfer taxes, if any, on our purchase of Shares, except as otherwise provided in Section 5.

16.

Miscellaneous

We are not aware of any jurisdiction where the making of the Offer is prohibited by any administrative or judicial action pursuant to any valid state statute. If we become aware of any valid state statute prohibiting the making of the Offer or the acceptance of the Shares, we will make a good faith effort to comply with that state statute or seek to have such statute declared inapplicable to the Offer. If, after a good faith effort, we cannot comply with the state statute, we will not make the Offer to, nor will we accept tenders from or on behalf of, the holders of Shares in that state. In any jurisdiction where the securities, blue sky or other laws require the Offer to be made by a licensed broker or dealer, the Offer shall be deemed to be made by one or more registered brokers or dealers licensed under the laws of that jurisdiction.

Pursuant to Rule 13e-4(c)(2) promulgated under the Exchange Act, we have filed with the SEC the Schedule TO, which contains additional information relating to the Offer. The Schedule TO, including the exhibits and any amendments and supplements thereto, may be examined, and copies may be obtained, at the same places and in the same manner as is set forth in Section 9 with respect to information concerning CCT.

We have not authorized any person to make any recommendation on our behalf as to whether you should tender or refrain from tendering your Shares in the Offer. You should rely only on the information in or incorporated by reference in this Offer to Purchase and the Letter of Transmittal or in the other documents to which we have referred you. Our delivery of this Offer to Purchase shall not under any circumstances create any implication that the information in this Offer to Purchase is correct as of any time other than the date of this Offer to Purchase or that there have been no changes in the information in or incorporated by reference herein or in the affairs of CCT or any of its subsidiaries since the date hereof. We have not authorized anyone to provide you with information in connection with the Offer other than the information in this Offer to Purchase or the Letter of Transmittal. If anyone makes any recommendation or gives any information, you must not rely upon that recommendation or information as having been authorized by us, any member of our Board of Directors, KKR Credit, the Paying Agent, the Depositary or the Information Agent or any of our or their respective affiliates.

Corporate Capital Trust, Inc.

November 14, 2017

The Letter of Transmittal and any other required documents should be sent or delivered by each stockholder of the Company or its, his or her broker, dealer, commercial bank, trust company or other nominee to the Depositary as follows:

The Depositary and Paying Agent for the Offer is:

Broadridge, Inc.

If using UPS, FedEx or Courier: (until 5:00 P.M. New York City time on Tuesday, December 12, 2017):	If using a USPS Service:

Broadridge, Inc. Attn: BCIS IWS 51 Mercedes Way Edgewood, NY 11717	Broadridge, Inc. Attn: BCIS Re-Organization Dept. P.O. Box 1317 Brentwood, NY 11717-0693

DELIVERY OF THE LETTER OF TRANSMITTAL TO AN ADDRESS OTHER THAN AS SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY TO THE DEPOSITARY.

If you have any questions regarding the Offer or require additional copies of this Offer to Purchase, the Letter of Transmittal or the other documents related to the Offer, please contact the Information Agent at the address and telephone number set forth below. The Information Agent will promptly furnish to stockholders additional copies of these materials at the Company’s expense. You may also contact your broker, dealer, commercial bank, trust company or other nominee for assistance concerning the Offer.

The Information Agent for the Offer is:

Broadridge, Inc.

51 Mercedes Way

Edgewood, NY 11717

Call Toll Free: (855) 793-5068

- 30 -